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                                                                   EXHIBIT 10.37

                            OFFICE BUILDING SUBLEASE


        THIS OFFICE BUILDING SUBLEASE (this "SUBLEASE") is dated effective as of November 18, 1994, and is executed by ORYX ENERGY COMPANY, a Delaware corporation ("SUBLESSOR"), and LACERTE SOFTWARE CORPORATION, a California corporation ("SUBLESSEE").

1.      RECITALS.

        1.1. Three Galleria Tower Venture, a Texas general partnership ("MASTER LESSOR"), as landlord, and Sublessor, as tenant, entered into a certain First Amended and Restated Lease Agreement dated as of July 6, 1989 (the "MASTER Lease").

        1.2. The premises covered by the Master Lease are more fully identified in the Master Lease and consist of certain space located in the office building commonly known as Oryx Energy Center, 13155 Noel Road, Dallas, Texas (the "BUILDING"), which is located on the real property more particularly described on EXHIBIT "A-1" attached to the Master Lease.

        1.3. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the premises identified in Paragraph 2.1, which constitutes a portion of the "LEASED PREMISES" (as defined in the Master Lease) covered by the Master Lease, all in accordance with the provisions of this Sublease.

2.      DEMISE; NET RENTABLE AREA; QUIET ENJOYMENT.

        2.1. Demise. Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, in accordance with the provisions of this Sublease, that portion of the Leased Premises comprised of the entire 18th, 19th, 20th, 21st and 22nd floors of the Building and being stipulated to be 110,161 square feet of "NET RENTABLE AREA" (as defined in the Master Lease) (the "SUBLEASED PREMISES"), which Subleased Premises are more particularly described on the floor plan attached hereto as EXHIBIT "A". (The Net Rentable Area of square feet on each floor of the Subleased Premises is stipulated to be as follows: 18th, 22,051; 19th, 22,230; 20th, 22,230; 21st, 21,918; and 22nd, 21,732.)

        2.2. Net Rentable Area. Sublessor and Sublessee agree that the actual number of square feet of Net Rentable Area in the Subleased Premises may be more or less than the 110,161; however, for all purposes of this Sublease, 110,161 shall be conclusively deemed to be the Net Rentable Area of the Subleased Premises.

        2.3. Quiet Enjoyment. Sublessor covenants that Sublessee shall, and may peacefully have, hold and enjoy the Subleased Premises against any person whomsoever lawfully claiming the same or any part thereof by, through, or under Sublessor, but not otherwise, subject to the other provisions hereof, provided that Sublessee pays the Rent (as hereinafter defined) and other sums





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herein recited to be paid by Sublessee and performs all of Sublessee's covenants and agreements herein contained.

3.      TERM.

        3.1. Term. Sublessee will occupy the Subleased Premises in two phases. The 18th and 19th floors of the Building (the "PHASE I PREMISES") will be occupied by April 1, 1995; and the 20th, 21st and 22nd floors of the Building ("PHASE II PREMISES") will be occupied by July 1, 1995. Although Rent will commence in phases, as described in Paragraph 3.3 below, the term of this Sublease for the entire Subleased Premises shall begin on the Commencement Date (as defined below), and end at midnight on October 31, 2001 (the "EXPIRATION Date"). The "COMMENCEMENT DATE" shall be the earlier of the date upon which Sublessee first occupies for business purposes any portion of the Phase I Premises or April 1, 1995. Immediately after occupying each phase of the Subleased Premises, Sublessee shall execute and deliver to Sublessor a statement prepared by Sublessor confirming the Commencement Date, the Rent commencement date with respect to such phase, and the Expiration Date.

        3.2. Delivery of Phase I and Phase II Premises. Sublessee acknowledges that Sublessor presently occupies the Subleased Premises. Sublessor will vacate the Phase I Premises by or before February 1, 1995 (the "PHASE I DELIVERY DATE"), and Sublessor will vacate the Phase II Premises by or before April 1, 1995 (the "PHASE II DELIVERY DATE"). Sublessee shall have the right to obtain possession of the Phase I and Phase II Premises for purposes of designing and constructing the Leasehold Improvements (as defined in EXHIBIT "C") as of the Phase I and Phase II Delivery Dates, respectively.

        3.3. Commencement of Rent Obligations. Rent for the Phase I Premises and the Existing Furniture (as defined in Paragraph 22) located in the Phase I Premises ("PHASE I FURNITURE") shall commence on the Commencement Date; and Rent for the Phase II Premises and the Existing Furniture located in the Phase II Premises ("PHASE II FURNITURE") shall commence on the earlier of the date upon which Sublessee first occupies for business purposes any portion of the Phase II Premises or July 1, 1995.

4.      BASE RENT; SECURITY DEPOSIT.

        4.1. Base Rent. During each year of the term of this Sublease, Sublessee shall pay to Sublessor annual base rent equal to the product of the number of square feet of Net Rentable Area in the Subleased Premises times $13.35 (the "BASE RENT").

        4.2. Payment of Base Rent. The annual Base Rent shall be payable in equal monthly installments equal to 1/12th of the Base Rent. Each installment of Base Rent shall be due on or before the first day of each month during the term of this Sublease and shall


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be paid to Sublessor at its address as set forth in Paragraph 24.4 (or as later changed pursuant thereto) without notice, demand, abatement, deduction, diminution, or offset. Monthly installments of Base Rent shall be prorated for any period during the term hereof which is less than a full calendar month. The initial installment of Base Rent shall be paid upon the Commencement Date.

        4.3. Security Deposit. Upon the execution of this Sublease, Sublessee shall deposit with Sublessor a security deposit in the amount of $367,662.00 (the "SECURITY DEPOSIT") as security for the performance of the terms and provisions hereof by Sublessee. Sublessor will deposit the Security Deposit in one or more federally insured interest bearing accounts established solely for the purpose of holding the Security Deposit. The name of any such account shall be the "Oryx/Lacerte Security Deposit Trust Account", or a name similar thereto, and Sublessor will not commingle the Security Deposit with Sublessor's other funds. The term of any such interest bearing account deposit shall be approximately as long as the term of this Sublease. Provided Sublessee is not then in default under this Sublease, interest from time to time paid to Sublessor on account of the Security Deposit shall be disbursed to Sublessee within 30 days after Sublessor's receipt of the same; provided, however, Sublessor may reserve from such interest payments such amounts as may be reasonably required to pay any early withdrawal penalty that might be required during the term of this Sublease. The Security Deposit or any portion thereof may be applied to the curing of any default by Sublessee under this Sublease, without prejudice to any other remedy or remedies which Sublessor may have on account thereof, and upon such application Sublessee shall pay Sublessor on demand the amount so applied which shall be added to the Security Deposit. Provided Sublessee is not then in default under this Sublease, any remaining balance of the Security Deposit will be returned to Sublessee within 30 days after the expiration of the term of this Sublease; provided, however, Sublessor shall have the right to retain and expend all or any portion of the Security Deposit for cleaning and repairing the Subleased Premises to the extent Sublessee fails to deliver the Subleased Premises at the termination of this Sublease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Sublessee, except for ordinary wear and tear. If Sublessor assigns its interest in the Subleased Premises during the term hereof, Sublessor may assign the Security Deposit to the assignee, and thereafter Sublessor shall have no further liability for the return of the Security Deposit, or any interest thereon, and Sublessee agrees to look solely to the new sublessor for the return of the Security Deposit, and any interest thereon.

5.      ADDITIONAL RENT.

        5.1. Certain Definitions. For purposes hereof: "BASE YEAR" means the calendar year 1995; "SUBLESSEE'S PERCENTAGE SHARE" means the proportion which the Net Rentable Area in the Subleased



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Premises, from time to time, bears to the total Net Rentable Area in the Leased
Premises, from time to time; "TENANT'S PERCENTAGE SHARE OF OPERATING EXPENSES" has the same meaning given to such term in the Master Lease; "SUBLESSEE'S PERCENTAGE SHARE OF OPERATING EXPENSES" means an amount equal to Tenant's Percentage Share of Operating Expenses attributable to the Subleased Premises during any calendar year of the term of this Sublease; "SUBLESSEE'S PERCENTAGE SHARE OF EXCESS 0PERATING EXPENSES" means the difference in any calendar year after the Base Year between Sublessee's Percentage Share of Operating Expenses in that year and Sublessee's Percentage Share of Operating Expenses in the Base Year.

        5.2. Additional Rent. In addition to Base Rent, Sublessee shall also pay to Sublessor, during the term of this Sublease, at the same time as Base Rent is due, an amount equal to Sublessee's Percentage Share of Excess Operating Expenses. The parties acknowledge that the Master Lease requires Sublessor to pay on a monthly basis certain estimated costs in order to reimburse Master Lessor, over the course of each year of the term of the Master Lease, for Sublessor's share of "OPERATING EXPENSES" (as defined in the Master Lease) incurred by Master Lessor in owning and operating the "PROJECT" (as defined in the Master Lease). Sublessee agrees to pay on a monthly basis those estimated Operating Expenses attributable to Sublessee's Percentage Share of Excess operating Expenses. Following the end of each calendar year, a reconciliation is made against the actual Operating Costs incurred. Sublessee's obligation to pay Sublessee's Percentage Share of Excess Operating Expenses, as set forth above in this Paragraph 5.2, shall be governed by the estimated amounts and shall be subject to any reconciliation against actual amounts, of such costs and expenses. Sublessor shall promptly deliver to Sublessee copies of all statements and notices Sublessor receives from Master Lessor regarding such Operating Expenses. Items that are specially billed by Master Lessor to Sublessor or Sublessee, rather than charged generally to office tenants by Master Lessor, shall be paid by the party requesting the specially billed item in the manner required by the Master Lease. (The Base Rent, the Furniture Rent [as defined in Paragraph 22], and Sublessee's Percentage Share of Excess Operating Expenses are hereinafter collectively referred to as "RENT").

6.      SERVICES; REPAIRS.

        6.1. Provisions of Services. Notwithstanding any other provisions of this Sublease (including, without limitation, the quiet enjoyment covenant of Paragraph 2.3), the only facilities, utilities or services (collectively "SERVICES") to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease. Sublessee shall look solely to Master Lessor under the Master Lease for all such services, including, without limitation, the services to be provided by Master Lessor under Section 3.1 of the Master Lease. Notwithstanding the foregoing, Sublessor does hereby assign, transfer and set over to



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Sublessee any and all rights it has or might have against the Master Lessor under the Master Lease for all such services, including, without limitation, the services to be provided by Master Lessor under Section 3.1 of the Master Lease, to the extent that such services involved are applicable to the Subleased Premises. Sublessee shall pursue any such rights and remedies by virtue of such assignment at its own cost and expense and shall indemnify and hold harmless Sublessor from any loss, cost, claim, damages, expense, causes of action or liability (including, without limitation, attorneys' fees and costs) asserted against Sublessor by Master Lessor by reason of Sublessee's pursuit of such rights and remedies. This assignment will terminate contemporaneously with the termination of this Sublease.

        6.2.    No Abatement or Termination.

                (a) If Master Lessor shall fail to perform its covenants or furnish any of the services set forth in the Master Lease (including, without limitation, the covenants and services set forth in Section 3.1 of the Master Lease), then Sublessee shall immediately give written notice to Sublessor and to Master Lessor, specifying in as much detail as possible such failure.

                (b) Failure by Master Lessor to perform any covenant or furnish any of the utilities or services set forth in the Master Lease (including, without limitation, the failure to furnish any of the services specified in
Section 3.1 of the Master Lease) shall not render Sublessor liable in any respect for damages to either person or property, nor be construed as an eviction by Sublessor, nor entitle Sublessee to an abatement of Rent (except that Sublessee may abate Rent and receive reimbursement of out-of-pocket expenses incurred in temporarily relocating from the Subleased Premises to the extent that Sublessor would have been entitled under Section 3.1 of the Master Lease to rental abatement and reimbursement of out-of-pocket relocation expenses on account of a services interruption to the Subleased Premises had Sublessor occupied the Subleased Premises at the time of the services interruption), nor entitle Sublessee to terminate this Sublease in whole or in part (except that Sublessee may terminate this Sublease if [i] Sublessor has the right to terminate the Master Lease on account of the services interruption to the Subleased Premises, but fails to do so, or [ii] a Basic Services Failure [as defined in the Master Lease] which is not the result of an Unavoidable Interruption [as defined in the Master Lease] continues for 180 consecutive days or more, and such Basic Services Failure affects 25% or more of the Subleased Premises and it becomes reasonably impracticable for Sublessee to operate in the Subleased Premises such that Sublessee must relocate to other premises), nor relieve Sublessee from fulfillment of any covenant or agreement hereunder, and Sublessee shall have no claim of set-off or rebate of Rent (except as expressly provided in this Paragraph 6.2) or damages on account of any interruption in services occasioned thereby or resulting therefrom.





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        6.3. Repairs. Sublessee shall maintain the Subleased Premises in the same or better condition than the condition in which the Subleased Premises existed on the Commencement Date (reasonable wear and tear excluded). Notwithstanding any other provisions of this Sublease (including, without limitation, the quiet enjoyment covenant of Paragraph 2.3), the only repairs and maintenance to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease. Sublessee shall look solely to Master Lessor under the Master Lease for all such repairs and maintenance, including, without limitation, the repairs and maintenance to be provided by Master Lessor under Section 5.4 of the Master Lease. Sublessor shall have no obligation to perform or make any such repairs or maintenance with respect to the Subleased Premises. Sublessee agrees, at its sole cost and expense, to perform all repairs to and maintenance of the Subleased Premises required by Sublessor as tenant under the Master Lease, including, without limitation, those described in Section 5.5 of the Master Lease. Notwithstanding the foregoing, Sublessor does hereby assign, transfer and set over to Sublessee any and all rights it has or might have against the Master Lessor under the Master Lease for all repairs and maintenance to be provided by Master Lessor under Section 5.4 of the Master Lease, to the extent that such repairs involved are applicable to the Subleased Premises. Sublessee shall pursue any such rights and remedies by virtue of such assignment at its own cost and expense and shall indemnify and hold harmless Sublessor from any loss, cost, claim, damages, expense, cause of action or liability (including, without limitation, attorneys, fees and costs) asserted against Sublessor by Master Lessor by reason of Sublessee's pursuit of such rights and remedies. This assignment will terminate contemporaneously with the termination of this Sublease.

7.      USE OF SUBLEASED PREMISES.

        The Subleased Premises shall be used by Sublessee solely as business offices and the incidental uses of preparing and serving meals for Sublessee's employees and invitees, subject, however, to Legal Requirements (as defined in the Master Lease) and Sublessor's approval, which approval shall not be unreasonably withheld, as to (A) the condition of any lunchroom equipment, (B) the visibility of such equipment from outside the Subleased Premises, and (C) the location, layout, design, visibility and venting of such equipment.

8.      INCORPORATION OF MASTER LEASE.

        8.1. Compliance with Master Lease. Except (i) to the extent that the provisions of the Master Lease are in clear conflict with the terms and provisions of this Sublease, and (ii) as expressly otherwise provided in this Sublease (including, without limitation, Paragraph 17 hereof), Sublessee shall comply with all of the provisions of the Master Lease that are to be observed or performed during the term hereof by Sublessor as tenant thereunder with respect to the Subleased Premises. Notwithstanding any other



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provision of this Sublease, Sublessee shall not, by any act or omission, cause
Sublessor to be in violation of or in default under the Master Lease.

        8.2.    Incorporation of Master Lease.

                (a) Insofar as the provisions of the Master Lease pertaining to the Subleased Premises do not conflict with specific provisions hereof or are not specifically excluded by Paragraph 17 hereof, such provisions are incorporated by this reference into this Sublease as fully as if completely restated herein. Subject to the preceding sentence, Sublessee shall be bound by all the provisions of the Master Lease pertaining to the Subleased Premises and shall perform all of the obligations and responsibilities that Sublessor is obligated to perform pursuant to the Master Lease pertaining to the Subleased Premises. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "LANDLORD" is used, it shall mean Sublessor and wherever in the Master Lease the word "TENANT" is used, it shall mean Sublessee and wherever in the Master Lease the word "LEASED PREMISES" or similar words are used, they shall mean the Subleased Premises; all terms not specifically defined herein shall have the same meanings designated thereto in the Master Lease provided that the same is not in conflict with the terms and provisions of this Sublease.

                (b) Notwithstanding Paragraph 8.2(a), this Sublease shall not and does not create any rights in Master Lessor or any third parties.

        8.3. Subleased Premises. The parties acknowledge and agree that Sublessee's rights and obligations hereunder relate to only those portions of the Leased Premises covered by the Master Lease that are a part of, or are related or appurtenant to, the Subleased Premises.

        8.4. Subject to Master Lease. This Sublease is expressly subject to and inferior to the Master Lease, and no provision of this Sublease shall be construed in a manner that would violate the terms of the Master Lease. Sublessor may from time to time hereafter amend the Master Lease, in which case the term "MASTER LEASE", as used herein, shall include any and all amendments to the First Amended and Restated Lease Agreement dated as of July 6, 1989; provided, however, Sublessor agrees that no amendments, changes or modifications shall be made to the Master Lease which affect Sublessee's Rent obligation under this Sublease, the term of this Sublease, the amount of space in the Subleased Premises or otherwise materially adversely affect Sublessee's rights or obligations hereunder.

        8.5. Approval of Master Lease. Sublessee represents that it has read, is familiar with and approves all of the provisions of the Master Lease to the extent that such provisions relate to the Subleased Premises.



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        8. 6. Notice of Default from Master Lessor. If during the term of this
Sublease Sublessor receives written notice from Master Lessor stating that an Event of Default (as defined in the Master Lease) by Sublessor has occurred and is continuing under the Master Lease, Sublessor will endeavor to promptly advise Sublessee of the receipt of such notice and the nature of the Event of Default.

9.      LIMITATION OF LIABILITY AND INDEMNITY.

        9.1. Condition of Property. Notwithstanding any provision of this Sublease or the Master Lease to the contrary, Sublessor shall not be liable to Sublessee or any of its officers, directors, shareholders, agents, employees, servants, or invitees for any death or injury to any person or persons or for damage to property due to the conduct of Sublessee's business in the Subleased Premises, the condition or design of or any defect in the Subleased Premises, the Building, the Project, or any part or component thereof (including, without limitation, any mechanical, electrical, plumbing, heating, air conditioning or other systems or equipment), which may exist or subsequently occur, except to the extent of Sublessor's own gross negligence or willful misconduct but such exception shall be subject to the waiver of liability provisions and waiver of subrogation provisions of Sections 6.6 and 6.7 of the Master Lease, which are incorporated herein pursuant to Paragraph 8 hereof.

        9.2. Acts of Sublessee. Without limiting Sublessee's other obligations under this Sublease (including, without limitation, the indemnification obligations set forth in Paragraphs 6.1, 6.3, 12.1, 20, 21, 23 and 24.15), Sublessee agrees that it will indemnify, defend and hold Sublessor harmless from and against any and all liability, loss, cost, damage or expense (including, without limitation, attorneys' fees and costs and any liability Sublessor may have to Master Lessor) arising out of or related to any act or omission of Sublessee, or any of Sublessee's officers, shareholders, directors, agents, employees, servants or invitees arising from Sublessee's use of the Subleased Premises or from any activity, work or other thing done, permitted or suffered by Sublessee or any of Sublessee's officers, shareholders, directors, agents, employees, servants or invitees on or about the Complex (as defined in the Master Lease), and Sublessee shall further indemnify and hold harmless Sublessor from and against any and all claims arising from any breach or default in the performance of any obligation on Sublessee's part to be performed under the terms of this Sublease.

        9.3. Default by Master Lessor. Sublessor shall not be responsible or liable for any violation or default by Master Lessor under the Master Lease (including, without limitation, the failure to provide services or repairs) or for the acts or omissions of any tenant of the Building, the Project, or any other third party.

10.     CONDEMNATION; CASUALTY.





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        10.1. Condemnation. The provisions of Section 6.1 of the Master Lease
(regarding condemnation) are hereby modified only in that (i) Sublessor shall have no obligation whatsoever to restore the Subleased Premises and no liability in connection therewith, and (ii) Sublessor shall be entitled to all condemnation proceeds except that Sublessee shall be entitled to receive any condemnation proceeds to the extent expressly and directly awarded to Sublessee by the condemning authority.

        10.2.   Casualty.

                (a) In the event of a fire or other casualty in the Subleased Premises, Sublessee shall immediately give written notice thereof to Sublessor and to Master Lessor.

                (b) If the Subleased Premises shall be partially destroyed by fire or other casualty not caused by Sublessee or its agents, employees or invitees so as to render the Subleased Premises untenantable, in whole or in part, and if the Master Lease is not terminated as therein provided, then the Rent shall abate thereafter as to the portion of the Subleased Premises rendered untenantable to the extent that the rent payable under the Master Lease is abated as a result of such casualty, until such time as Master Lessor has restored the Subleased Premises to permit Sublessee's re-occupancy of the Subleased Premises. Sublessee shall pay all costs with respect to any such restoration of the Subleased Premises that are required to be paid by Sublessor to Master Lessor under the Master Lease.

                (c) In the event of damage or destruction to the Subleased Premises, the Leased Premises, the Building or the Project, or any portions thereof, and the Master Lease is terminated as therein provided, then all accrued and unpaid Rent for the period prior to such destruction shall be paid by Sublessee and thenceforth this Sublease and the obligations of the parties hereunder shall cease and come to an end, except for any continuing obligations the parties may have to each other (including, without limitation, liability under any indemnities provided for in this Sublease).

                (d) The parties acknowledge and agree that Sublessor shall have no obligation or liability in connection with any such damage or any reconstruction of the Subleased Premises.

11.     CURRENT LEASEHOLD IMPROVEMENTS; "AS-IS, WHERE-IS" CONDITION.

        Subject to such items as are specified in any punch-list prepared pursuant to the Construction Agreement set forth in EXHIBIt "C", Sublessee accepts the Subleased Premises in their "AS-IS, WHERE-IS" condition. The taking possession of the Subleased Premises by Sublessee shall be conclusive evidence as against Sublessee that the Subleased Premises were in the condition agreed upon between Sublessor and Sublessee. Sublessor and Sublessee



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expressly agree that there are and shall be no implied or express warranties of merchantability, habitability, suitability, fitness for a particular purpose or any other kind arising out of this Sublease, and there are no warranties, whether written, oral, express or implied, which extend beyond those expressly set forth in this Sublease.

12.     ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

        12.1. Consent. Sublessee shall not make any alterations, additions or improvements to the Subleased Premises without first obtaining the written consent of Sublessor (which consent shall not be unreasonably withheld) and the consent of Master Lessor. Any alterations, additions and improvements will be of a quality substantially equivalent to or better than the quality of improvements within the Subleased Premises as of the Commencement Date; provided, however, any alterations, additions and improvements to the 22nd floor may or may not be of the same quality as the existing improvements in the 22nd floor, but they will be of a quality substantially equivalent to or better than the quality of improvements within the remainder of Subleased Premises as of the Commencement Date. Sublessee shall procure any and all insurance required by Sublessor and Master Lessor to be maintained during the construction of the alterations, additions and improvements. Construction of any alterations, additions or improvements shall be performed by a general construction contractor approved by Master Lessor and Sublessor. Sublessee hereby assumes any and all liability for any and all injuries to or death of, any and all persons (including, without limitation, Sublessee's contractors and subcontractors and employees), and any liability for any and all damage to property caused by, or resulting from, or arising out of any act or omission of Sublessee, Sublessee's contractors and their subcontractors or employees in the performance of the alterations, additions and improvements. Sublessee further agrees to defend, indemnify and save harmless Sublessor and Master Lessor from and against all damages, costs, liability, losses and expenses (including legal fees and expenses) that Sublessor or Master Lessor may incur, suffer or pay as a result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death and/or damage.

        12.2. Sublessor's Property. All such alterations, additions, improvements shall be made at Sublessee's expense and shall become Sublessor's property, and shall remain on and be surrendered with the Subleased Premises at the termination of this Sublease without disturbance, molestation, or injury. All such work shall comply with all legal requirements and with the terms and provisions of the Master Lease. Nothing contained in this Sublease shall prevent Sublessee from removing all furniture, furnishings and trade fixtures owned by Sublessee and used in its business, provided they can be removed without damage to the Subleased Premises. Sublessee shall repair any damage to the Subleased Premises and the Building caused by such removal.



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13.     INSURANCE.

        Sublessor shall not be obligated to obtain or maintain any insurance with respect to the Subleased Premises. Sublessee shall obtain and maintain in force all insurance required under the Master Lease pertaining to the Subleased Premises including, but not limited to, broad form commercial or comprehensive general liability insurance including a cross-liability provision with limits, as of the date of this Sublease, of not less than $3,000,000.00 for bodily injury or damage to or destruction of property for any one occurrence (it being acknowledged that the insurance limits are subject to change in accordance with
Section 6.5 of the Master Lease) with an insurance company or companies authorized to do business in the State of Texas and with and A.M. Best Company, Inc. rating of B+ or better. If such insurance is written on a claims-made form, it must provide for (i) a retroactive date prior to, or coincident with, the date of this Sublease, and (ii) a minimum extended claims reporting period of one year. In addition, Sublessee shall name Sublessor and Master Lessor as additional insured under any such insurance policy. Sublessee shall cause all insurance policies to contain waiver of subrogation provisions acceptable to Sublessor and Master Lessor. Sublessee agrees that certificates of insurance or certified copies of such insurance policies will be delivered to Sublessor and Master Lessor within ten days following the execution of this Sublease. All policies shall contain an endorsement requiring 30 days prior written notice from any insurer to Sublessor and Master Lessor before any change, cancellation, termination, or reduction in or of such policies. All policies shall acknowledge that they provide primary coverage with respect to the additional insureds thereunder and that such policies as are separately maintained by the additional insureds shall be excess insurance.

14.     NO ASSIGNMENT OR SUB-SUBLEASE WITHOUT CONSENT.

        14.1. Sublessee may not sell, assign, transfer, convey, or encumber this Sublease or any part thereof or any interest therein or relet the Subleased Premises, in whole or in part (hereinafter referred to as a "TRANSFER"), without first obtaining the written consent of Sublessor. Any attempted Transfer in violation hereof shall be null and void. Any Transfer by Sublessee shall not relieve Sublessee from any liability or obligation created by this Sublease.

        14.2. If Sublessee desires to effect a Transfer, Sublessee shall give Sublessor written notice thereof and furnish Sublessor the following information with such notice: (a) name and address of proposed transferee; (b) terms and conditions of the proposed transfer; (c) nature and character of proposed transferee's business and proposed use of the Subleased Premises; (d) current financial information on the proposed transferee; and (e) any other relevant information as Sublessor may reasonably request with respect to the proposed Transfer.

        14.3. Sublessor shall deliver written notice of approval or disapproval of such proposed Transfer within ten business days after receipt of Sublessee's notice containing the information required by this Paragraph 14. If Sublessor fails to deliver such written notice within such ten-business day period, Sublessor shall be deemed to have refused to consent to such Transfer. Sublessor's consent to the proposed Transfer shall not be unreasonably withheld provided that: (a) the transferee proposes to use the Subleased Premises for a use permitted by Paragraph 7 hereof and otherwise in keeping with the character and nature of the other tenancies and subtenancies in the Building and without violating any restrictive uses; (b) the transferee is a reputable party (as determined in the sole discretion of Sublessor); (c) the transferee is not a state or federal governmental agency; (d) the transferee is not a competitor of another occupant of office space in the Building; (e) the transferee is not a tenant or subtenant or a prospective tenant or subtenant of any office space in the Complex (as defined in the Master Lease) at the time of the proposed subletting; and (f) no Event of Default exists either at the time of Sublessee's written notice to Sublessor or on the effective date of the proposed Transfer. Notwithstanding any Transfer, Sublessee may not convey to any transferee the right of first opportunity set forth in EXHIBIT "D". Sublessee shall deliver to Sublessor a copy of any final sublease or assignment agreement promptly after its execution.

        14.4. If Sublessor elects to consent to a Transfer, and if the Rent due and payable by a transferee under any such permitted Transfer (or a combination of the Rent payable thereunder plus any bonus or other consideration therefor or incident thereto) in respect of the interval in question exceeds the Rent due under this Sublease allocable to the portion of the Subleased Premises covered thereby for the same interval, such excess shall belong to Sublessor. Sublessee shall hold all amounts it receives which are payable to Sublessor in trust and shall deliver such amounts to Sublessor within ten days after Sublessee's receipt thereof.

        14.5. Notwithstanding anything contained in this Paragraph 14 to the contrary, Sublessee may, without the consent of Sublessor, sublease up to one floor of the Subleased Premises to, or permit the use or occupancy of up to one floor of the Subleased Premises by, Lacerte Financial, Ltd. provided that and for so long as the Lacerte Financial Ltd. continues to be substantially owned by the shareholders of Sublessee. If, at any time during this Sublease, the shareholders of Sublessee own less than 90% of the partnership interests in Lacerte Financial, Ltd., then Lacerte Financial, Ltd. shall no longer be a permitted subtenant pursuant to this Paragraph 14.5, and Sublessee shall thereafter be required to obtain Sublessor's consent to such a sublease in the manner provided above for all other Transfers.

15.     DEFAULT.

        15.1. Default by Sublessee. (i) If default shall be made in the payment of any sum of Rent, or of any sum other than Rent, to be paid by Sublessee under this Sublease (including, without limitation, any amounts owing by Sublessee pursuant to the Construction Agreement attached hereto as EXHIBIT "C"); or (ii) if default shall be made in the performance of any of the other covenants and conditions which Sublessee is required to observe and perform under this Sublease; or (iii) if the interest of Sublessee under this Sublease shall be levied on under execution or other legal process; or (iv) if any petition shall be filed by or against Sublessee to declare Sublessee a bankrupt or to delay, reduce or modify Sublessee's debts or obligations; or (v) if Sublessee is declared insolvent according to law or if any assignment of Sublessee's property shall be made for the benefit of creditors or if a receiver or trustee is appointed for Sublessee or its property; or (vi) if Sublessee shall vacate or abandon the Subleased Premises during the term of this Sublease; or (vii) if Sublessee shall default under any of the terms and provisions of the Master Lease which, by the terms of this Sublease, are applicable hereto; then Sublessor may treat the occurrence of any one or more of the foregoing events as a breach of this Sublease and thereupon, at Sublessor's option, Sublessor shall have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

                (a) Sublessor may terminate this Sublease and repossess the Subleased Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Subleased Premises,
        (ii) the accrued and unpaid Rent at the time of termination, plus interest thereon at the maximum lawful per annum rate under the laws of the State of Texas from the due date, (iii) the present value [discounted at the rate of eight percent per annum] of the balance of all Rent for the remainder of the Sublease term less the present value (discounted at the same rate) of the fair market rental value of the Subleased Premises for the same period (but only to the extent the remainder is a positive number) and (iv) any other sum of money and damages including any attorney's fees and court costs owed by Sublessee to Sublessor.

                (b) Sublessor may terminate Sublessee's right of possession (but not this Sublease) and may repossess the Subleased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Sublessee and without terminating this Sublease, in which event Sublessor may, but shall be under no obligation to do so, relet the Subleased Premises for the account of Sublessee for such Rent and upon such terms as shall be satisfactory to Sublessor. For the purpose of such reletting, Sublessor is authorized to decorate and/or to make any repairs, changes, alterations and/or additions in or to the Subleased Premises that may be reasonably necessary to restore the Subleased Premises to a "BUILDING STANDARD" (as defined in the Master

        Lease) condition. In addition, (i) if Sublessor shall fail to relet the Subleased Premises, then Sublessee shall pay to Sublessor as damages a sum equal to the amount of all accrued and unpaid Rent and other accrued and unpaid sums provided for in this Sublease; or (ii) if the Subleased Premises are relet and a sufficient sum shall not be realized from such reletting after paying the accrued and unpaid Rent and other accrued and unpaid sums due hereunder at the time of reletting, the cost of recovering possession and of collecting rent accruing under such subletting, and all of the costs and expenses reasonably incurred in making such decorations, repairs, changes, alterations and/or additions necessary to relet the Subleased Premises (plus interest on all of the same at the maximum lawful contract rate), then Sublessee shall satisfy and pay any such deficiency upon demand therefor from time to time. Sublessee agrees that Sublessor may file suit to recover any sums falling due under the terms of this Paragraph 15.1(b) from time to time, and that no delivery to or recovery by Sublessor of any sum due Sublessor hereunder shall be any defense in any action to recover any amount of money not theretofore reduced to judgment in favor of Sublessor, nor shall such reletting be construed as an election on the part of Sublessor to terminate this Sublease unless a written notice of such intention is given to Sublessee by Sublessor. Notwithstanding any such reletting without termination, Sublessor may at any time thereafter elect to terminate this Sublease for such previous breach.

                (c) Sublessor may enter the Subleased Premises and cure at Sublessee's expense any default.

                (d) Sublessor may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default, or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default, including, without limitation, costs and attorneys' fees incurred by Sublessor to recover possession of the Subleased Premises. If any portion of the Security Deposit is so used or applied, Sublessee shall, upon demand, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount, and Sublessee's failure to do so shall constitute a default hereunder by Sublessee.

        15.2. No Duty to Mitigate. Sublessor shall have no duty whatsoever to mitigate its damages following an Event of Default by Sublessee, and Sublessor will not be liable in any way whatsoever for Sublessor's failure or refusal to relet the Subleased Premises or any portion thereof, or if the Subleased Premises or any portion thereof are relet, for Sublessor's failure to collect rental under such reletting, and no such refusal or failure to relet or failure to collect rental will release or affect Sublessee's liability under this Sublease.

        15.3. Default by Sublessor. Except where the provisions of this Sublease grant Sublessee an express, exclusive remedy, or deny Sublessee a remedy, if Sublessor should fail to perform or observe any covenant, term, provision or condition of this Sublease and such default should continue beyond a period of 30 days (or such longer period as is reasonably necessary to remedy such default, provided Sublessor shall continuously and diligently pursue such remedy at all times until such default is cured) following notice thereof by Sublessee to Sublessor, then Sublessee shall have as its sole and exclusive remedy the right to commence such actions at law or in equity to which Sublessee may be entitled, including without limitation any action for specific performance or damages but expressly excluding an action to declare a termination of this Sublease. The rights of Sublessee pursuant to this Paragraph 15.2 shall be subject to any express provisions of this Sublease providing for remedies different from, or in exclusion of, the remedies above-described. In no event shall Sublessor be liable to Sublessee for consequential or special damages by reason of a failure to perform (or default) by Sublessor or Master Lessor hereunder or otherwise.

        15.4. Non-Waiver. Failure of either party to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default or right to take such action, but such party shall have the right to declare any such default or take such action at any time. Sublessor's acceptance of partial payment of any sum owing hereunder shall not constitute a waiver of or be deemed to constitute a waiver or estoppel by Sublessor of the right to collect the full amount of any sum owing hereunder.

        15.5. Cumulative Remedies. All rights and remedies of Sublessor enumerated in this Sublease (including, without limitation, indemnification rights) shall be cumulative and shall not exclude any other right or remedy allowed by law. These rights and remedies may be exercised or enforced concurrently and as often as necessary.

16.     EXCULPATION.

        Sublessee shall maintain the Subleased Premises in the same or better condition than the condition in which the Subleased Premises existed on the Commencement Date (reasonable wear and tear excluded). Sublessee acknowledges and agrees that Sublessor shall not be responsible for any maintenance, services, or repairs to the Subleased Premises, to the Building, the Project, or any part thereof, nor shall Sublessor be liable for any interruption in utilities or services to the Subleased Premises, nor for loss or damage to any person or any property of Sublessee or its employees or invitees by theft or otherwise, nor shall Sublessor be liable for any damage or disturbance caused by other tenants of the Building or the Project. Any and all covenants, undertakings and agreements herein made on the part of Sublessor are made and intended not as personal covenants, understandings and agreements for the purpose of binding Sublessor personally or the assets of Sublessor, except only Sublessor's interest in the leasehold under the Master Lease; and Sublessee specifically agrees to look solely to Sublessor's (or its successors') leasehold interest under the Master Lease for the recovery of any judgment from Sublessor (or its successors) relating to this Sublease, it being agreed that Sublessor and its successors (and their directors, officers, employees and agents) shall never be personally liable for any such judgment.

17.     INAPPLICABILITY OF CERTAIN PROVISIONS OF MASTER LEASE.

        The Master Lease contains certain provisions that are not applicable to this Sublease. The parties agree that the following sections of the Master Lease are not incorporated herein and do not form a part of this Sublease:

        Any provisions that are superseded by or in direct conflict with the provisions hereof; any provisions relating to Master Lessor's or Sublessor's obligations regarding the initial construction of the Building, the Project, or the Leased Premises by Master Lessor, including any rights of Sublessor to approve matters in connection therewith, the intent of this provision being to acknowledge that construction of the Building, the Project and the Leased Premises covered by the Master Lease are complete; Section 1.1 (Leased Premises);
        Section 1.2 (Term); Section 1.3 (Base Building Design); section 1.4
        (Use); Section 2.1 (Rental Payments) Section 2.2 (Base Rental); Section
        2.5 (Cash Inducements); Section 2.6 (Refurbishment Allowance); Section
        2.7 (Additional Inducements); Section 2.8 (Agreements Inducement); the provisions of Section 3.1 (Services) that would otherwise require Sublessor to provide services as stated therein (it being acknowledged that Sublessee agrees to look solely to Master Lessor for any such services in accordance with Paragraph 6 hereof); the provisions of
        Section 3.2 (Keys and Locks) that would require Sublessor to pay for any keys and/or access cards for Sublessee; Section 3.3 (Graphics and Building Directory); Section 3.4 (Parking) (it being acknowledged that the parking provision set forth in Paragraph 19 hereof shall govern this Sublease); Section 3.5 (Building Identity and Signs); Section 3.6 (Communications Equipment); the provisions of Section 4.4 (Laws and Regulations; Rules of Building) that would otherwise require Sublessor to act on behalf of the Master Lessor; Section 5.1 (Base Building Improvements); Section 5.2 (Leasehold Improvements); Section 5.3 (Holdover and Related Costs); the provisions of Section 5.4 (Repairs by Landlord) that would otherwise require Sublessor to make any repairs or perform any maintenance, repair, refurbishing or replacement (it being acknowledged that Sublessee agrees to look solely to Master Lessor for any such items in accordance with Paragraph 6 hereof); the provisions of Section 5.7 (Management) that would otherwise give Sublessee the right to approve or select the Project manager; the provisions of Sections 6.1, 6.3, 6.4, and 6.5 (Condemnation, Casualty Clause, Casualty Insurance, and Liability Insurance) that would otherwise require Sublessor to provide and maintain insurance on the Subleased Premises or to repair or restore the Subleased Premises in the event of a casualty or a condemnation (it being acknowledged that Sublessee agrees to look solely to Master Lessor for such items in accordance with Paragraph 10 hereof); Section 6.6 (Hold Harmless and Indemnity) (it being acknowledged that the indemnity provisions set forth in Paragraph 9 hereof shall govern this Sublease); Section 7.1 (Default and Remedies) (it being acknowledged that the default provisions set forth in Paragraph 15 hereof shall govern this Sublease);
        Section 7.3 (Negation of Lien for Rent); Section 7.7 (Holding Over); the provisions of Section 7.8 (Subordination) that would otherwise require Sublessor to act on behalf of the Master Lessor with respect to any mortgage or deed of trust placed on the Project; Section 7.10 (Vacating the Leased Premises); Section 7.11 (Tenant Net Worth); Section 8.1 (Sublease or Assignment by Tenant); Section 8.2 (Assignment by Landlord) (it being acknowledged that Sublessor has unrestricted rights to assign its interest in this Sublease); Section 8.5 (Memorandum of Lease);
        Section 8.6 (Consents); Section 8.7 (Publicity); Article IX (Options);
        Section 10.2 (Fair Market Rental); Section 11.1 (Notices) (it being acknowledged that notices required under this Sublease shall be delivered as set forth in Paragraph 24.4 hereof); Section 11.2 (Brokers); the defined terms in Section 11.4 (Other Definitions) to the extent they do not relate to Master Lease provisions which are incorporated herein by reference; Section 11.8 (Extension of Lease I); the exhibits attached to the Master Lease to the extent they do not relate to Master Lease provisions which are incorporated herein by reference. Except as provided in the following sentence, Section 2.3 of the Master Lease is incorporated herein by reference for all purposes except for determining (i) the Base Year, and (ii) the fraction used for calculating Sublessee's Percentage Share of operating Expenses, both of which shall be governed by Paragraph 5 of this Sublease. For purposes of determining Sublessee's Percentage Share of Operating Expenses, Sublessor shall be entitled to rely upon any and all statements and certifications furnished to Sublessor by Master Lessor and Master Lessor's accountants and representatives, and Sublessor shall not be liable to Sublessee for any errors or inconsistencies contained in any such statements or certifications.

        Sublessee's obligations under Paragraph 8 hereof and elsewhere to comply with or conform to the provisions of the Master Lease do not extend to any provisions of the Master Lease that are not incorporated herein and do not form a part of this Sublease as stated in this Paragraph 17, but nevertheless Sublessee shall not by any act or failure to act cause any default to exist under the Master Lease.

18.     ACCEPTANCE OF BUILDING AND SUBLEASED PREMISES.

        Subject to such items as are specified in any punch-list prepared pursuant to the Construction Agreement set forth in EXHIBIT "C", Sublessee, by taking possession of the Subleased Premises, acknowledges and agrees that it:
(a) accepts the Subleased Premises as suitable for the purposes for which they are leased; (b) accepts the Subleased Premises as being in a good and satisfactory condition; (c) accepts the Subleased Premises subject to the Master Lease and all applicable laws, agreements, covenants, restrictions and matters of record; and (d) waives any defects in the Subleased Premises.

19.     PARKING.

        During the term of this Sublease, Sublessee shall have the right to use 330 parking spaces in the "PARKING FACILITY" (as defined in the Master Lease). Sublessee's parking spaces shall be located in areas of the Parking Facility designated by Sublessor, with 13 of the parking spaces being underground reserved spaces; 117 of the parking spaces being general unreserved spaces; and 200 of the parking spaces being unreserved spaces located on the top two parking levels of the Parking Facility. The parking spaces shall be provided to Sublessee at no charge. Sublessor, at Sublessor's sole cost and expense, shall obtain from Master Lessor access cards for the Parking Facility in an amount reasonably requested by Sublessee for use by its then current employees maintaining offices in the Subleased Premises, but in no event more than 330. All such access cards shall remain the property of Master Lessor. Upon termination of this Sublease, Sublessee shall surrender to Master Lessor all such access cards. Sublessee's use of the spaces in the Parking Facility are subject to all restrictions in the Master Lease. Sublessee shall have no parking rights under this Sublease or the Master Lease, except as expressly set forth herein.

20.     HAZARDOUS MATERIALS.

        Sublessee shall not cause or permit any Hazardous Materials (as such term is defined in the Master Lease) to be used, stored, generated, released or disposed of on or in the Subleased Premises, Building or Project by Sublessee, Sublessee's agents, employees, contractors, or invitees except to the extent consistent with customary and reasonable office business practices and provided
(a) such Hazardous Materials do not endanger the health of any person on or about the Subleased Premises or the Project, and (b) Sublessee complies with all Legal Requirements applicable to such Hazardous Materials. In the event of a release of any Hazardous Material, Sublessee, in addition to complying with all applicable law concerning such release, shall notify Sublessor immediately upon becoming aware of the same and take such measures as required under all applicable law and consistent with such law, including, for example, the removal or causing the removal and appropriate disposition of such Hazardous Materials, all at Sublessee's expense. If Sublessee breaches or violates any provision in this Paragraph 20, or if the Subleased Premises, Building or Project becomes contaminated in any manner by reason of the fault of Sublessee, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend and hold Sublessor harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising as a result thereof.

21.     AMERICANS WITH DISABILITIES ACT.

        Sublessee, at its sole expense, will be responsible for causing the design and construction of the Leasehold Improvements to be in compliance with the Americans with Disabilities Act of 1990 (the "ADA") . Furthermore, Sublessee covenants and agrees that the design and construction of all alterations to the Subleased Premises will comply with the requirements of the ADA. Sublessee agrees to indemnify and hold harmless Sublessor for the above described obligations to cause compliance with the ADA.

22.     LEASE OF EXISTING FURNITURE.

        22.1. Terms of Furniture Lease. In addition to the Subleased Premises, Sublessor also hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, all of the furniture presently situated in the Subleased Premises (the "EXISTING FURNITURE"). The Existing Furniture is hereby leased on the same terms and conditions as provided in this Sublease for the subleasing of the Subleased Premises, except that: (a) the term of the lease for the Existing Furniture shall begin on the Commencement Date and end at midnight on the Furniture Lease Expiration Date (hereinafter defined), upon which date Sublessee shall return the Existing Furniture to Sublessor in the same or better condition than the condition in which the Existing Furniture existed on the Phase I and Phase II Delivery Dates, respectively, normal wear and tear excepted; and (b) the monthly rental for the Existing Furniture shall be 1/12th of the product of the number of square feet of Net Rentable Area in the Subleased Premises times $1.00 (i.e., $9,180.08) (the "FURNITURE RENT").

        22.2. Furniture Lease Expiration Date. On or before September 1, 2000, Sublessor will advise Sublessee of the Furniture Lease Expiration Date. The "FURNITURE LEASE EXPIRATION DATE" shall be either (a) December 31, 2000, or (b) if Sublessor obtains the right to possess the Existing Furniture beyond December 31, 2000, the earlier of (i) the Expiration Date, or (ii) the date on which Sublessor's right to possess the Existing Furniture expires.

        22.3. Payment of Furniture Rent. Each installment of Furniture Rent shall be due on or before the first day of each month during the term of the lease of the Existing Furniture and shall be paid to Sublessor at its address as set forth in Paragraph 24.4 (or as later changed pursuant thereto) without notice, demand, abatement, deduction, diminution, or offset. Monthly installments of Furniture Rent shall be prorated for any period during the term hereof which is less than a full calendar month. The initial installment of Furniture Rent shall be paid upon the Commencement Date.

        22.4. Furniture Inventory. On or before the Phase I Delivery Date, with respect to the Phase I Furniture, and on or before the Phase II Delivery Date, with respect to the Phase II Furniture, Sublessor and Sublessee will prepare an inventory confirming the type, amount and condition of the Existing Furniture. Sublessee acknowledges that it will have thoroughly inspected the Phase I and Phase II Furniture, respectively, as of the Phase I and Phase II Delivery Dates, respectively, and that except as agreed by Sublessor and Sublessee in writing as an attachment to the Existing Furniture inventory, the Existing Furniture will be deemed to have been delivered in a first-class condition as of such dates.

23.     SATELLITE DISHES.

        Provided that Sublessee complies with the terms of this Paragraph 23, Sublessee may, at its risk and expense, install two satellite dishes and related wiring (collectively, the "SATELLITE DISHES") on a roof or roofs within the Complex at a location or locations acceptable to Sublessor and Master Lessor. Master Lessor currently charges Sublessor $150 per month for each Satellite
Dish located in the Complex. Sublessee agrees to pay to Sublessor monthly, along with the payment of Rent, such amount (or additional amounts if such amount is increased) and any additional charges incurred by Sublessor related to the Satellite Dishes. Before installing the Satellite Dishes, Sublessee shall submit to Sublessor and Master Lessor for their approval plans and specifications which
(i) specify in detail the design, location, size, and frequency of the Satellite Dishes and (ii) are sufficiently detailed to allow for the installation of the Satellite Dishes in a good and workmanlike manner and in accordance with all laws. Sublessee shall install (in a good and workmanlike manner), maintain and use the Satellite Dishes in accordance with all laws, rules and regulations and shall obtain all permits required for the installation and operation thereof; copies of all such permits must be submitted to Sublessor and Master Lessor before Sublessee begins to install the Satellite Dishes. Sublessee thereafter shall maintain all permits necessary for the maintenance and operation of the Satellite Dishes while they are on a roof within the Complex, and shall operate and maintain the Satellite

Dishes in such a manner so as not to unreasonably interfere with any other satellite dish, antennae, or other transmission facility in the Complex. Sublessee shall, at its risk and expense, remove the Satellite Dishes within five days after the occurrence of any of the following events: (i) the termination of Sublessee's right to possess the Subleased Premises; (ii) the termination of this Sublease; (iii) the expiration of the term of this Sublease; or (iv) Sublessee's vacating the Subleased Premises. If Sublessee fails to do so, Sublessor may remove the Satellite Dishes and store or dispose of it in any manner Sublessor deems appropriate without liability to Sublessee; Sublessee shall reimburse Sublessor for all costs incurred by Sublessor in connection therewith within ten days after Sublessor's request therefor. Sublessee shall repair any damage to the Complex caused by or relating to the Satellite Dishes, including that which is caused by its installation, maintenance, use, or removal. All work relating to the Satellite Dishes shall be coordinated with Master Lessor' s roofing contractor and building manager. Sublessee shall indemnify, defend, and hold harmless Sublessor against all liabilities, losses, damages, and costs arising from the installation, maintenance, use, or removal of the Satellite Dishes, INCLUDING THAT CAUSED BY SUBLESSOR'S NEGLIGENCE (unless the same was caused by Sublessor's gross negligence or wilful misconduct).

24.     MISCELLANEOUS PROVISIONS.

        24.1. Attorneys' Fees. If any action at law, in equity or in arbitration, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Sublease, the prevailing party shall be entitled to recover attorneys' fees and court (or arbitration) costs from the other party.

        24.2. Applicable Law. This Sublease shall be construed, enforced and governed by the laws of the State of Texas. Venue for any action involving this Sublease shall be in Dallas County, Texas.

        24.3. Surrender of Premises and Keys. Sublessee shall, at the expiration of this Sublease, quietly and peaceably surrender the Subleased Premises without the requirement of notice to Sublessee, and Sublessee will deliver to Sublessor all keys to the Subleased Premises. At the time of such surrender, the Subleased Premises shall be in the same or better condition than the condition in which the Subleased Premises existed on the Commencement Date (reasonable wear and tear excluded).

        24.4. Notices. Any notices, requests, instructions or other communications to Sublessor or Sublessee required or permitted to be given under this Sublease must be in writing and shall be deemed given if (a) personally delivered to the address for Sublessor or Sublessee stated below, (b) sent by United States Mail, prepaid, certified or registered, return receipt requested, to such address, or (c) delivered by overnight express delivery service to such address. Any notice which is delivered personally or sent by overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice addressed and mailed in the manner herein provided shall be deemed to have been given to the party to whom it is addressed at the close of business, local time, of the recipient on the third regular business day following the date of deposit of such item in a depository of the United States Postal Service.

        The address for Sublessor shall be:

                  Oryx Energy Company
                  13155 Noel Road
                  Post Office Box 2880
                  Dallas, Texas 75221-2880
                  Attention: Manager, Real Estate

        The address for Sublessee prior to the Commencement Date shall be:

                  Lacerte Software Corporation
                  4835 LBJ Freeway, Suite 1000
                  Dallas, Texas 75244-6098
                  Attention: Randall C. Zeller, Chief Operating Officer

        The address for Sublessee after the Commencement Date shall be:

                  Lacerte Software Corporation
                  13155 Noel Road
                  Suite 1800
                  Dallas, Texas 75221
                  Attention: Randall C. Zeller, Chief operating officer

Either party shall have the right to change its address to which notices shall be sent by giving the other notice thereof as required by this Paragraph 24.4.

        24.5. Rules and Regulations. Sublessee shall comply with all rules and regulations now or hereafter promulgated by Master Lessor and/or Sublessor pertaining to the Subleased Premises, the Building, the Project or the Parking Facility. Attached hereto as EXHIBIT "B" are the current Building rules and regulations promulgated by Sublessor. As used in EXHIBIT "B", the term "Lessor" shall mean and refer to Master Lessor and/or Sublessor, and the term "Tenant" shall mean and refer to Sublessee.

        24.6. Sublease Guaranty. In consideration for, and as an inducement to Sublessor to enter into this Sublease, Sublessee has agreed to cause Lawrence Lacerte to execute and deliver to Sublessor the Guaranty in exactly the form attached hereto as EXHIBIT "E".

        24.7. Authority. Sublessee hereby represents to Sublessor that the person signing on behalf of Sublessee has the power and authority to bind Sublessee to this Sublease; and Sublessor hereby represents to Sublessee that the person signing on behalf of Sublessor has the power and authority to bind Sublessor to this Sublease.

        24.8. Paragraph Headings, Gender, etc. The paragraph headings in this Sublease are not intended to be used in construing the substance of this Sublease. Unless the context of this Sublease otherwise requires (a) words of any gender are deemed to include the other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms "hereof", "herein", "hereby", "hereto", and derivative or similar words refer to this entire Sublease, (d) the term "Section" or "Article" refers to the specified section or article of the Master Lease, (e) the term "Paragraph" refers to the specified Paragraph of this Sublease, and (f) all references to "dollars" or "$" refer to currency of the United States of America.

        24.9. Late Charge. If any installment of Rent or any other sum which becomes owing by Sublessee to Sublessor under the provisions hereof is not received by Sublessor within five days after the due date therefor, Sublessee, to the extent permitted by law, agrees to pay, in addition to such installment of Rent or such other sum owed, interest on such installment of Rent or such other sums owed at the rate of five percentage points over the Prime Rate (as defined in the Master Lease) or the highest rate permitted by applicable law, whichever is lower, until paid; provided, however, if Sublessee is late in making any such payment once in any twelve (12) month period, then from and after the first late payment any sums due hereunder which are not received by Sublessor by the due date therefor shall, to the extent permitted by law, bear interest at the rate of five percentage points over the Prime Rate or the highest rate permitted by applicable law, whichever is lower, until paid. It is understood that the late payment charge shall be for the purpose of reimbursing Sublessor for the additional costs and expenses which Sublessor presently expects to incur in connection with the handling and processing of late installment payments of Rent and other sums owed. Any amounts paid by Sublessor to cure any defaults of Sublessee hereunder, which Sublessor shall have the right but not the obligation to so cure, shall, if not repaid by Sublessee within five days of demand by Sublessor, thereafter bear interest at the rate of five percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid.

        24.10. Consent of Master Lessor. If Sublessor determines that the consent of Master Lessor is required for this Sublease, then this Sublease shall not be effective unless and until such consent is obtained.

        24.11. Obligations of Sublessor. It is understood and agreed that any and all covenants or obligations of Sublessor contained in this Sublease shall be binding upon Sublessor and its successors and assigns only with respect to breaches occurring or accruing during its and their respective ownership of the Sublessor's interest hereunder.

        24.12. Rules of Construction. The terms and provisions of this Sublease shall not be construed against or in favor of a party hereto merely because such party is the "Sublessor" or the "Sublessee" hereunder or such party or its counsel is the draftsman of this Sublease.

        24.13. Confidentiality of Master Lease. Sublessee acknowledges and agrees that the terms and provisions of the Master Lease are confidential, and Sublessee agrees to not disclose the terms and provisions of the Master Lease to any person other than Sublessee's affiliates, employees, partners, attorneys, architects, or other consultants (and only to the foregoing persons on a "need to know" basis).

        24.14. Holding Over. If Sublessee should remain in possession of the Subleased Premises after the expiration or termination of this Sublease, without the execution by Sublessor and Sublessee of a new sublease, then Sublessee shall be deemed to be occupying the Subleased Premises as a tenant-at-sufferance subject to all the covenants and obligations of this Sublease, and Sublessee shall pay as Rent per month for the entire holdover period twice the Rent payable hereunder for the month preceding the commencement of such holding over, calculated on a daily basis. No holding over by Sublessee after the term of this Sublease, either with or without the consent and acquiescence of Sublessor, shall operate to extend the Sublease for a longer period than one month, and any holding over with the consent of Sublessor in writing shall thereafter constitute this Sublease a sublease from month to month at a Rent rate as agreed to in writing by Sublessor and Sublessee.

        24.15. Brokers. Sublessor and Sublessee warrant and represent to each other that no real estate broker or salesman has been involved by either party in this Sublease other than Sublessor's agent, Fischer & Company, and Sublessee's agents, Cushman & Wakefield of Texas, Inc. and Jim Conrow. Sublessor agrees to compensate Fischer & Company for its participation in this transaction pursuant to a separate written agreement dated November 17, 1994, and Sublessee agrees to compensate Jim Conrow for his participation in this transaction pursuant to a separate written agreement dated November 8, 1994. Fischer & Company has agreed to compensate Cushman & Wakefield of Texas, Inc. for its participation in this transaction pursuant to a separate written agreement dated November 18, 1994. Each party agrees to indemnify and hold the other party harmless from and against any and all claims of any other real estate broker or salesman due to acts of such party or such party's representatives.

        24.16. Prior Agreements Superseded. This Sublease constitutes the sole agreement of the parties and supersedes any prior understandings or written or oral agreement between the parties respecting the subject matter hereof.

        24.17. Time of Essence. Time is of the essence in this Sublease.

        24.18. Binding on Successors. Sublessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Master Lease, and upon any such assignment, this Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublessor, and shall be binding upon and inure to the benefit of Sublessee, its successors, and, to the extent assignment may be approved by Sublessor hereunder, Sublessee's assigns.

        24.19. Counterparts. This Sublease may be executed concurrently in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        24.20. Amendments. This Sublease may not be altered, changed or amended, except by an instrument in writing executed by Sublessor and Sublessee.

        24.21. Exhibits. The terms and provisions of any exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.

        24.22. Invalid Provisions. If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

        EXECUTED by Sublessor on the 21st day of November, 1994 to be effective as of the day and year first above written.


                             SUBLESSOR:

                             ORYX ENERGY COMPANY,
                             a Delaware corporation


                             By: /s/  ROBERT L. KEISER
                                 ------------------------------------
                                 Name:  Robert L. Keiser
                                 Title: President & CEO

        EXECUTED by Sublessee on the 19th day of November, 1994, to be effective as of the day and year first above written.


                             SUBLESSEE:

                             LACERTE SOFTWARE CORPORATION,
                             a California Corporation

                             By:      /s/ LAWRENCE LACERTE
                                 ------------------------------------
                                 Name:  Lawrence Lacerte
                                 Title: President

                                   EXHIBIT "A"

                        FLOOR PLAN OF SUBLEASED PREMISES

                                   FLOOR PLAN

                                   FLOOR PLAN

                                   FLOOR PLAN

                                   FLOOR PLAN

                                   EXHIBIT "B"

                         SUBLESSOR RULES AND REGULATIONS

                               ORYX ENERGY CENTER

                         BUILDING RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one part of the building to another part of the building.

2. Plumbing fixtures and appliances shall be used only for the purpose for which designated, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any fixtures or appliances from misuse by a tenant shall be at his expense, and Lessor shall not in any case be responsible therefore.

3. No signs, advertisements, or notices shall be painted or affixed on or to any windows or doors or other part of the building except of such color, size, and style and in such places as shall be first approved in writing by Lessor. No nails, hooks or screws shall be driven or inserted in any part of the building except with the express consent of Lessor.

4. Lessor will provide and maintain a directory for all tenants to be located in the lobby of the building; no other directory shall be permitted unless previously consented to by Lessor in writing. All directory listings will be at Lessee's expense.

5. Lessor shall provide, at Lessee's expense, all locks for doors in each tenant's leased area. No tenant shall place any additional lock or locks on any door in its leased area without Lessor's written consent. All requests for duplicate keys shall be made to the Property Manager and will be furnished at Lessee's expense.

6. Proposed plans for alterations affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and/or any other physical portion of the building must be approved in writing by Lessor. Tenants will refer all contractors, contractor's representatives and installation technicians tendering any service to them to Lessor for Lessor's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the building, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the building.

7. Movement in or out of the building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of elevators or stairways or movement through the building entrances or lobby shall be restricted to such hours as Lessor shall designate. All such movement shall be under the supervision of Lessor and in the manner agreed between the tenant and Lessor by prearrangement before performance. Such prearrangement initiated by a tenant shall include determination by Lessor, and subject to this decision and control as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment, or any other item from being brought into the building. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Lessor if damaged or injured as a result of an act in connection with carrying out this service for a tenant from time of entering property to completion of work; and Lessor shall not be liable for acts of any persons engaged in or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for a tenant.

8. Lessor reserves the right to prescribe the weight and position of safes and other heavy equipment, which shall in all cases, to distribute weight, stand on supporting devices approved by Lessor. All damages done to the building by taking in or putting out any property of a tenant, or done by a tenant's property while in the building, shall be repaired at the expense of such tenant.

9. A tenant shall notify the Properly Manager when safes or other heavy equipment are to be taken in or out of the building, and the moving shall be done under the supervision of the Property Manager, after receiving written permission from Lessor. Persons employed to move such property must be acceptable to Lessor.

10. Should a tenant require graphic, telephonic, annunciator or other communications service, Lessor will direct electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Lessor shall direct.

11. Corridor doors, when not in use, shall be kept closed. Stairwell doors shall remain closed at all times.

i2. Each tenant shall cooperate with Lessor's employees in keeping its leased area neat and clean. Unless tenant is responsible for cleaning its own space pursuant to its own lease, tenant shall not employ any person for the purposes of such cleaning other than the building cleaning and maintenance personnel.

         Lessor shall be in no way responsible to the tenants, their agents, employees, or invitees for any loss of property from the leased premises or public areas or for any damages to any property thereon from any cause whatsoever.

13. Tenant shall not make or permit any improper noises in the building or otherwise interfere in any way with other tenants or persons having business with them.

14. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about the tenant's area (except for Seeing Eye dogs).

15. No vending machines of any type shall be allowed in tenant's space without the prior written consent of Lessor.

16. No machinery of any kind shall be operated by an tenant on its leased area without prior written consent of Lessor, nor shall any tenant use, or keep, in the building any flammable or explosive fluid or substance.

17. No portion of any tenant's leased area shall at any time be used as sleeping or lodging quarters.

18. Tenants are requested to lock all doors leading to corridors and to turn out all lights at the close of their working day.

19. Lessor shall not be responsible for lost or stolen personal property, money or jewelry from tenant's leased area or public areas regardless of whether such loss occurs when area is locked against entry or not.

20. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the leased premises. Lessor shall make adjustments in thermostats on call from tenant.

21. Tenant will comply with all requirements necessary for the security of the premises, including the use of service passes issued by Lessor for after hours removal of office furniture/packages, and use of security control cards for after hours entry.

22. All window blinds are to remain down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and to conserve energy.

23. All routine deliveries to a tenant's leased premises from 8:00 am. to 5:00 p.m. weekdays shall be made through the freight elevator. Advanced arrangements should be made through the Management Office for large deliveries and moves. Large deliveries need to be scheduled for between 3:00 p.m. and 5:00 p.m. weekdays. Move-in and move-outs need to be scheduled for after 6:00 p.m. weekdays, and all day Saturdays and Sundays. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building Management Office.

24. All requests for overtime air conditioning and/or heating must be submitted to the Management Office in writing by 4:30 p.m.

25. All requests for keys, locks or graphics must be submitted in writing to the Management Office.

26. Solicitation of any kind is strictly forbidden unless approved in advance by the Management Office.

27. It is strongly recommend by the Dallas Fire Dept. that an A, B, C Multiple Purpose type fire extinguisher be kept in each tenant's area in an accessible location.

28. Lessor reserves the right to rescind any of these rules and regulations and to make sure other and further rules and regulations as in its judgment shall, from time to time, be needed for the safety, protection, care and cleanliness of the building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their guests, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

29. A No Smoking Policy is in effect in Oryx Energy Center. Smoking is prohibited in the common areas, restrooms, lobbies and elevators of the buildings. It shall be the responsibility of each tenant to develop a Smoking Policy within their Leased premises.

30. No firearms (hand guns, rifles, shot guns, etc.) or cases for carrying firearms (regardless whether or not any such case actually contains a firearm) shall be introduced to, or allowed in, the Subleased Premises, the Building, the Project or the Parking Facility.

31. Parking regulations include a two hour visitor parking limitation with temporary parking access cards available from security. All employees must park in designated areas behind the gates.

32. City of Dallas recycling program must be followed by all tenants to meet the City of Dallas regulations.

                                   EXHIBIT "C"

                             CONSTRUCTION AGREEMENT

         The Leasehold Improvements (hereinafter defined) will be constructed in accordance with the terms of this Construction Agreement.

1. DEFINITIONS

         All of the definitions set forth in the Sublease shall be deemed applicable in this Construction Agreement as if reproduced herein in their entirety. Other terms are defined in other Sections of this Construction Agreement, and as used herein shall have the meanings assigned to them in that Section. The following additional defined terms are also used in this Construction Agreement and are applicable to the Sublease:

         1.1 CHANGE ORDER: Any change, modification, or addition to Sublessee's Final Plans after Sublessor has approved the same, or to the Leasehold Improvements after commencement of construction.

         1.2 LEASEHOLD IMPROVEMENTS: All improvements, constructions, and installations performed by Sublessor to the "As Is" condition of the Subleased Premises, and all demolition work performed by Sublessor to the Subleased Premises, to cause the Subleased Premises to comply with the Final Plans and/or the provisions of this Construction Agreement. The work is inclusive without limitation of the following:

         (a)      The selection of Approved Contractors in accordance with
                  Section 3 hereof; and

         (b) All construction work, labor, equipment and materials necessary to construct the improvements to the Subleased Premises depicted on the Final Plans.

         1.3 COST OF THE LEASEHOLD IMPROVEMENTS: All costs and expenses incurred by Sublessor to complete the construction of the Leasehold Improvements in accordance with the Final Plans. The cost includes, without limitation, the following:

         (a) All costs incurred by Sublessor in performing the demolition work necessary to prepare for the construction of the Leasehold Improvements;

         (b)      All costs of labor and materials;

         (c) All sums payable to Approved Contractors under the Construction Contract;

         (d)      All permits and taxes; and

         (e) All of Sublessor's construction management costs (not to exceed 4% of the aggregate of the Cost of the Leasehold Improvements less these construction management costs).

         1.4 PRELIMINARY SPACE PLAN: A drawing of the Subleased Premises showing the proposed alterations and improvements to the existing Subleased Premises, the layout and relationship of all offices to be located in the Subleased Premises, and depicting partitions, door locations, types of electrical/data/telephone outlets, and delineation of furniture and equipment.

         1.5 SUBLESSOR'S REPRESENTATIVE: Jerry Harris.

         1.6 SUBLESSEE'S REPRESENTATIVE: Rick Amstutz.

2. SUBLESSEE'S PLANS

         2.1 Sublessee, at its sole cost and expense, shall prepare and submit to Sublessor, for Sublessor's approval, within 45 days after the date of the Sublease, the Preliminary Space Plan. Within ten days of receipt of the Preliminary Space Plan, Sublessor will review the Preliminary Space Plan and reply, either "approving," "approving with notations or changes" or "disapproving" the Preliminary Space Plan. if the Preliminary Space Plan, or any portion thereof, is rejected by Sublessor, Sublessor shall give Sublessee a list of changes reasonably required by Sublessor in writing, accompanied by a statement of the specific reasons for such required changes. The Preliminary Space Plan must be corrected and resubmitted to Sublessor within ten days of such rejection for approval. Once Sublessor has approved the Preliminary Space Plan, Sublessee and Sublessor will date and initial the Preliminary Space Plan evidencing their acceptance thereof.

         2.2 Within 20 business days of Sublessor's approval of the Preliminary Space Plan, Sublessee, at its sole cost and expense, shall cause to be prepared and delivered to Sublessor for approval, complete and detailed plans, specifications, working and construction drawings (including detailed architectural, mechanical, and electrical drawings) ("INITIAL PLANS AND SPECIFICATIONS") for the construction of the Leasehold Improvements based on the Preliminary Space Plan. The Initial Plans and Specifications shall be sufficient to allow and/or permit: (i) Sublessor to obtain all necessary permits for the completion and construction of the all Leasehold Improvements; (ii) Sublessor to make an informed evaluation of the intended form, construction and specifications of the Leasehold Improvements; and (iii) Sublessor to properly procure bids from the Qualified Contractors (hereinafter defined) for the construction of the Leasehold Improvements in the manner set forth below. The Initial Plans and Specifications shall specifically include without limitation the following descriptive information:

         (a) mechanical and electrical drawings, showing outlets, layout and location of electrical and telephone outlets;

         (b)      location and dimensions of telephone equipment rooms;

         (c)      partitions, locations, size, and type;

         (d)      door locations, size, type and hardware;

         (e)      reflected ceiling plans and ceiling heights;

         (f) HVAC, air conditioning, ventilation and heating equipment, duct work and stacks;

         (g)      specific plumbing requirements; and

         (h) installation of materials and equipment, including window treatments, wall coverings; paint or other finishes; millwork; cabinet work; lighting, fire protection, and security systems; and carpeting or other floor finishings.

         2.3 The Initial Plans and Specifications shall (i) be prepared by licensed architects, engineers and/or space planners selected and engaged by Sublessee (and approved by Sublessor); and (ii) comply with and conform to all rules, regulations and other requirements of any governmental agency having jurisdiction over the construction of the Leasehold Improvements, including without limitation all applicable building code requirements for the City of Dallas, Texas and the ADA. Any change required by any governmental agency affecting construction of the Leasehold Improvements shall be complied with by Sublessor in completing the Leasehold Improvements and shall not be deemed to be a violation of the Final Plans or any other provision of this Construction Agreement. Sublessor shall give Sublessee notice of such change required by such governmental agency promptly upon receipt of notice from such governmental agency that such change is required. All architects and engineers employed by Sublessee shall be required by their contracts to carry liability insurance covering errors and omissions in such form and amount as may be reasonably required by Sublessor.

         2.4 Within ten days after receipt of the Initial Plans and Specifications, Sublessor will review the plans and reply either "approving", "approving with notations or changes" or "disapproving" the Initial Plans and Specifications. If the

Initial Plans and Specifications, or any portion thereof, is rejected by Sublessor, Sublessor shall give Sublessee a list of changes reasonably required by Sublessor in writing, accompanied by a statement of the specific reasons for such required changes. The Initial Plans and Specifications must be corrected and resubmitted to Sublessor within ten days of such rejection for approval. Once the Initial Plans and Specifications have been approved by Sublessor, Sublessor and Sublessee will initial and date the Initial Plans and Specifications evidencing their acceptance thereof, at which time the Initial Plans and Specifications shall become final. The Initial Plans and Specifications, together with all revisions, shall be referred to herein as the "FINAL PLANS".

         2.5 Sublessor may engage such architects, designers, engineers, space planners, and other experts, at its sole cost and expense and at its sole discretion, as it deems necessary in order to examine and evaluate the Preliminary Space Plan and/or the Initial Plans and Specifications.

3. CONSTRUCTION OF LEASEHOLD IMPROVEMENTS

         3.1 The Leasehold Improvements shall be constructed by Sublessor in two phases in accordance with the Final Plans by a general contractor under one or more Construction Contracts (hereinafter defined). Within five days after final approval by Sublessor of the Initial Plans and Specifications, Sublessee and Sublessor shall meet and agree upon four qualified general contractors ("QUALIFIED CONTRACTORS") acceptable to Sublessor, Sublessee and Master Lessor, from whom Sublessor will procure bids for the construction of the Leasehold Improvements. Provided, however, if Master Lessor has approved fewer than four Qualified Contractors for leasehold improvement construction in the Building, then Sublessee and Sublessor shall select from the number of such approved contractors. Within ten days after Sublessor has approved the Final Plans, Sublessee shall prepare and submit bid packages ("BID PACKAGES") to the Qualified Contractors for construction of the Leasehold Improvements ("CONSTRUCTION BIDS"). All Bid Packages shall be in compliance with all applicable laws and regulations applicable to the procurement of bids for construction of the Leasehold Improvements. Sublessee will transmit copies of all Bid Packages to Sublessor.

         3.2 Within two days after receipt by Sublessor and Sublessee of all responses to the Construction Bids, Sublessor and Sublessee shall select the "Low Qualified Construction Bid" for the Construction Contract. The "LOW QUALIFIED CONSTRUCTION BID" shall be the Construction Bid with the lowest total cost of construction for the Leasehold Improvements, which is in compliance with all of the requirements contained in the Bid Packages (herein referred to as the "APPROVED BID"). Sublessor shall give Sublessee notice (including a copy thereof) of the Approved Bid and the contractor submitting same (the "APPROVED CONTRACTOR").

         3.3 within five days after acceptance of the Low Qualified Construction Bid by Sublessor, Sublessor shall meet with the Approved Contractor and negotiate the terms of one or more Construction Contracts for the Leasehold Improvements, pursuant to the Low Qualified Construction Bid, including without limitation a data flow chart providing a schedule ("CONSTRUCTION SCHEDULE") of anticipated completion dates for the various phases of construction of the Leasehold Improvements reasonably acceptable to Sublessor and Sublessee (herein referred to, whether one or more, as the "CONSTRUCTION CONTRACT"). The Construction Contract shall provide for a stipulated sum as the basis of payment; require insurance coverage in amounts and types reasonably acceptable to Sublessor; and contain other terms and conditions reasonably acceptable to Sublessor. Unless mutually agreed to by Sublessor and Sublessee, or unless required by Master Lessor, there shall be no specified subcontractors. The Construction Schedule shall be in sufficient detail to allow Sublessor and Sublessee to monitor the construction process and identify the scheduled dates of completion for each material phase of construction. Sublessor and Sublessee shall sign and date the Construction Schedule evidencing their acceptance and agreement to the same. The Approved Contractor shall obtain all permits and approvals from all appropriate governmental agencies necessary to commence and complete construction and occupancy of the Leasehold Improvements.

         3.4 The Leasehold Improvements shall be constructed by Sublessor at Sublessee's cost and expense. The Construction Contract may provide, at Sublessor's option, that the amounts due thereunder are paid directly by Sublessee to the Approved Contractor, in which event Sublessee agrees to timely pay such amounts in the manner required by the Construction Contract. Otherwise, Sublessee will pay Sublessor each draw request or other bill or invoice due in connection with the Leasehold Improvements within two business days after Sublessee's receipt of a draw request or other evidence that payment is due

         3.5 Within three days after acceptance of the Low Qualified Construction Bid by Sublessor, Sublessee shall deposit with Sublessor an amount equal to 10% of Sublessor's estimate of the Cost of the Leasehold Improvements. This amount shall be used, if necessary, to cover any Cost of the Leasehold Improvements that Sublessee fails to timely pay as required by Paragraph 3.4 above, without prejudice to any other remedy or remedies which Sublessor may have on account thereof (including, without limitation, use of all or any part of the Security Deposit), and upon such application of funds Sublessee shall pay Sublessor on demand the amount so applied. Upon final payment of all Costs of the Leasehold Improvements, Sublessor will return any unused portion of such deposit to Sublessee.

         3.6 Sublessee shall be responsible for all architectural and engineering fees incurred in developing and preparing the Preliminary Space Plan and the Final Plans.

4. SUBLESSOR'S APPROVAL

         Sublessor may withhold its approval of the Preliminary Space Plan, Sublessee's Final Plans, or any Change Order that, in Sublessor's sole and absolute discretion:

         4.1 Exceeds the capacity of or adversely affects the structural integrity, exterior design and efficiency of the Building, or any part thereof, or of the HVAC, heating, ventilating, air conditioning, plumbing, mechanical, electrical, elevator, or boiler systems of the Building;

         4.2 Violates any agreement which affects the Subleased Premises or binds Sublessor (including, without limitation, the Master Lease); or

         4.3 Does not conform to applicable legal requirements (including without limitation the ADA) or utility authority with jurisdiction over the Subleased Premises.

5. REPRESENTATIVES

         Sublessor appoints Sublessor's Representative to act for Sublessor in all matters associated with this Construction Agreement. Sublessee appoints Sublessee's Representative to act for Sublessee in all matters associated with this Construction Agreement. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this Construction Agreement will be made to Sublessor's Representative or Sublessee's Representative, as the case may be. Sublessee's Representative and Sublessor's Representative will fully cooperate with one another in connection with the construction of the Leasehold Improvements. Either party may change its representative under this Construction Agreement at any time by providing three days, prior written notice to the other party.

6. CHANGE ORDERS

         Sublessee may authorize changes to the Leasehold Improvements during construction provided that all such changes are (i) submitted on the form approved by Sublessor, and (ii) subject to Sublessor's prior written approval, and provided that Sublessee deposits with Sublessor an amount equal to 10% of Sublessor's estimate of the increase in the Cost of the Leasehold Improvements as a result of the change order.

7. CONDITION OF THE SUBLEASED PREMISES

         During the 15-day period following notice of substantial completion of the Leasehold Improvements given to Sublessee by Sublessor, Sublessee's Representative will conduct a walk-through inspection of the Subleased Premises with Sublessor's Representative and prepare a punch-list of items needing additional work by Sublessor. Other than the items specified in the punchlist and subject to latent defects discovered by Sublessee and Sublessor within the first twelve (12) months after the Commencement Date, by taking possession of the Subleased Premises Sublessee will be deemed to have accepted the Subleased Premises in their "as is" condition on the date of delivery of possession and to have acknowledged that Sublessor has installed the Leasehold Improvements as required by this Construction Agreement in accordance with the Final Plans, and that there are no items needing additional work or repair. Provided, however, the punchlist will not include any damage to the Subleased Premises caused by Sublessee's move-in or early access. Damage caused by Sublessee will be repaired or corrected by Sublessor at Sublessee's expense. Sublessee acknowledges that neither Sublessor nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Subleased Premises for the conduct of Sublessee's contemplated use or for any other purpose, nor has Sublessor or its agents or employees agreed to undertake any alterations or construct any improvements to the Subleased Premises except as expressly provided in the Sublease and this Construction Agreement. If Sublessee fails to submit a punch-list to Sublessor within 30 days of the date of the walk-through inspection, it will be deemed that there are no items needing additional work or repair. Sublessor's contractor will complete all reasonable punchlist items as soon as reasonably practicable after receiving Sublessee's punch-list.

8. SUBLESSOR DELAYS

         If Sublessor shall be delayed in substantially completing the Leasehold Improvements as a result of:

         8.1 Delays by Sublessor in approving the Preliminary Space Plan, Initial Plans and Specifications or Final Plans, or

         8.2 Delays attributable to the failure of Sublessor to allow the Approved Contractor and/or subcontractors and/or materialmen access to the Subleased Premises,

         8.3 Delays attributable to the failure of Sublessor to vacate and deliver the Phase I and Phase II Premises by the Phase I and Phase II Delivery Dates, respectively,

     then, Sublessee's obligation for payment of Rent under the Sublease shall be delayed by the number of days of such delay.

9. MASTER LESSOR'S APPROVALS

         Notwithstanding anything contained in this Construction Agreement to the contrary, if Sublessor determines that the consent or approval of Master Lessor is required for any matter pertaining to the construction of the Leasehold Improvements (including, without limitation, approval of the Preliminary Space Plan, Initial Plans and Specifications, Final Plans, Qualified Contractors, or any subcontractors), then the procedure set forth in this Construction Agreement for approving the design of the Leased Premises and completing the construction of the Leasehold Improvements shall in all events be subject and subordinate to obtaining the consent or approval of Master Lessor.

                                   EXHIBIT "D"

                           RIGHT OF FIRST OPPORTUNITY

         1. DEFINITIONS. All of the definitions set forth in the Sublease shall be deemed applicable in this Exhibit as if reproduced herein in their entirety. Other terms are defined in other Sections of this Exhibit, and as used herein shall have the meanings assigned to them in that Section.

         2. GRANT OF RIGHT OF FIRST OPPORTUNITY. Sublessor hereby grants to Sublessee a right of first opportunity ("ROFO") with respect to one full floor in the Building ("ROFO FLOOR"). The ROFO Floor shall not, however, include: (a) any space that Sublessor desires to use (or inventory) for its own purposes; (b) any space that Sublessor hereafter subleases to the then occupant of such space (regardless of whether or not such future sublease is entered into pursuant to a right granted in an existing sublease); (c) any space that Sublessor hereafter subleases to an existing subtenant in the Building pursuant to existing rights of such subtenant (regardless of whether or not such subtenant presently subleases the subject space); or (d) any space that Sublessee fails to sublease in accordance with Paragraph 3 below. The ROFO shall not be applicable during any time when there is an uncured event of default under the Sublease.

         3. EXERCISE OF ROFO. If a ROFO Floor in the Building becomes available, availability, for purposes hereof, to be at the sole determination of Sublessor, Sublessor shall so notify Sublessee.

                  (a) Sublessee shall have five days from the receipt of such notice to notify Sublessor in writing of the exercise by Sublessee of Sublessee's ROFO with respect to all, but not less than all, of the ROFO Floor, which shall be on the same terms and conditions as this Sublease except that if the ROFO is exercised during the period commencing on the day following the second anniversary of the Commencement Date and continuing through October 31, 1999 the Base Rent for the ROFO Floor shall be $15.35 per square foot of Net Rentable Area in the ROFO Floor.

                  (b) If Sublessee fails to so notify Sublessor within such five-day period referenced in subparagraph (a) above, Sublessee shall be deemed to have irrevocably waived its ROFO with respect to the subject ROFO Floor, and this Exhibit shall thereafter be of no further force or effect with respect to such floor of the Building. If Sublessee elects to exercise its ROFO with respect to any ROFO Floor and does in fact exercise such ROFO in the manner and within the time period specified herein, Sublessor and Sublessee shall, within 30 days after Sublessee delivers to Sublessor notice of its election, enter into a written amendment modifying and supplementing the Sublease in the manner required by subparagraph (a) above. If Sublessee fails to enter into said amendment within such 30-day period, Sublessee shall be deemed to have irrevocably waived its ROFO with respect to the subject ROFO Floor, and this Exhibit shall thereafter be of no further force or effect with respect to such floor of the Building. Except as may be specifically modified in such amendment the terms and provisions of the Sublease shall, on the day of delivery of the ROFO Floor to Sublessee, automatically apply and become applicable to the ROFO Floor; and the ROFO Floor, as of the date of such delivery, shall automatically and without the necessity of further documentation, become and be deemed to be a part of the Subleased Premises. Effective as of the date of delivery of the ROFO Floor to Sublessee, the Net Rentable Area within the ROFO Floor shall be included within the determination of Sublessee's Percentage Share of Excess Operating Expenses.

         4. DELIVERY OF ROFO FLOOR. Any ROFO Floor shall be delivered to Sublessee vacant and unoccupied and "as is" without benefit of improvements. Sublessor shall use reasonable diligence to deliver the ROFO Floor on the date specified in Sublessor's notice of its availability, but in no event shall Sublessor have any liability for the failure to deliver the ROFO Floor to Sublessee on such date, nor shall any such failure impair the validity of the Sublease, extend the Sublease term, or impair any obligations of Sublessee under the Sublease, it being understood that the Rent applicable to the ROFO Floor shall be abated until possession is delivered to Sublessee in full settlement of all claims that Sublessee might otherwise have against Sublessor by reason of the failure to deliver possession of the ROFO Floor to Sublessee.

         5. TERMINATION OF ROFO. The ROFO shall automatically terminate upon (a) the termination of the Sublease term, whether by Sublessor upon the occurrence of an event of default or otherwise, (b) the failure of Sublessee to exercise the ROFO as and within the time period specified in Paragraph 3 above, but only with respect to the subject ROFO Floor, (c) Sublessee's election to lease the ROFO Floor (it being understood that the ROFO applies only to one floor in the Building and terminates upon Sublessee's subleasing of any such floor) , and (d) upon the assignment, subletting, or other transfer by sublessee, whether or not with the approval of Sublessor, other than any sublease to Lacerte Financial, Ltd. pursuant to Paragraph 14.5 of the Sublease.

                                   EXHIBIT "E"

                                    GUARANTY

         1. FOR VALUE RECEIVED, and in consideration for, and as an inducement to ORYX ENERGY COMPANY, a Delaware corporation ("SUBLESSOR"), to enter into the Sublease Agreement ("SUBLEASE") dated as of November 18, 1994, with LACERTE SOFTWARE COMPANY, a California corporation ("SUBLEASES"), the undersigned, LAWRENCE LACERTE, an individual (GUARANTOR), hereby absolutely and unconditionally guarantees the full performance and observance of all the covenants, duties and obligations (including, without limitation, the obligation to pay all rent and other sums) therein provided to be performed and observed by Sublessee, Sublessee's heirs, executors, administrators, successors and assigns (the phrase "HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS" not altering any of the provisions of the Sublease relating to assignment or subletting) (such covenants, duties and obligations are herein called the "GUARANTEED OBLIGATIONS"), and Guarantor hereby makes himself fully liable for the performance of the Guaranteed obligations; provided, however, Guarantor's liability under this Guaranty shall in no event exceed $735,324.68 plus any costs incurred by Sublessor (including, but not limited to, attorneys' fees) in collecting the Guaranteed Obligations (collectively, the "GUARANTY AMOUNT").

         2. Guarantor expressly agrees that the validity of this Guaranty and its obligations hereunder shall not be terminated, affected or impaired by reason of the assertion by Sublessor against Sublessee of any of the rights or remedies reserved under the Sublease. Guarantor further covenants and agrees that this Guaranty and the full liability of Guarantor hereunder shall remain and continue in full force and effect notwithstanding the occurrence of any one or more of the following types of transactions: (i) any renewal, extension, modification or amendment of the Sublease; (ii) any assignment or transfer by Sublessor; (iii) any assignment or transfer or subletting by Sublessee; (iv) any dissolution of Sublessee; or (v) the fact that Sublessee may be a party to any merger, consolidation or reorganization; provided however, if Sublessee is a disappearing party in any such merger, consolidation or reorganization, then Guarantor shall thereupon automatically become primarily liable for the performance of all the covenants, duties and obligations (including, without limitation, the obligation to pay all rent and other sums) of Sublessee under the Sublease, not to exceed the Guaranty Amount. Sublessor shall not be obligated to give notice to Guarantor of the occurrence of any of the foregoing events.

         3. Failure of Sublessor to insist upon strict performance or observance of any of the terms, provisions or covenants of the Sublease or to exercise any right therein contained shall not be construed as a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Sublessor of rent (or any other monetary sum or acceptance of performance of any obligation of Sublessee under the Sublease) with knowledge of the breach of any provision of the Sublease shall not be deemed a waiver of such breach. Waiver by Sublessor of any right of Sublessor against Sublessee under the Sublease shall not constitute a waiver as against Guarantor or in any other way inure to the benefit of Guarantor (unless Sublessor agrees in writing that the liability of Guarantor under this Guaranty is thereby affected).

         4. Guarantor further agrees that in any right of action which shall accrue to Sublessor under the Sublease, Sublessor may, at its option, proceed against Sublessee alone (without having made any prior demand upon Guarantor or having commenced any action against Guarantor of having obtained or having attempted to satisfy any judgment against Guarantor) or may proceed against Guarantor and Sublessee, jointly or severally, or may proceed against Guarantor alone (without having made any prior demand upon Sublessee or having commenced any action against Sublessee or having obtained or having attempted to satisfy any judgment against Sublessee) or, in the case of there being more than one Guarantor, may proceed against one or more Guarantors (without having made any prior demand upon any other Guarantor or having commenced any action against any other Guarantor or having obtained or attempted to satisfy any judgment against any other Guarantor).

         5. Guarantor further covenants and agrees that if the Sublease terminates and Sublessor has any rights it can enforce against Sublessee after termination, Sublessor may enforce those rights against Guarantor without prior notice to or demand upon Sublessee.

         6. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.

         7. Guarantor specifically waives any notice of acceptance of this Guaranty by Sublessor.

         8. If any obligation of Sublessee under the Sublease is secured, in whole or in part, by collateral of any type Sublessor may, from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of all or any part of such collateral or subordinate or waive any of its lien rights with respect to all or any part of such collateral or release all or any part of such collateral, without notice to or consent of Guarantor and without in any way impairing, diminishing or releasing the liability of Guarantor under this Guaranty. Under no circumstances shall Sublessor be required to first resort to any collateral for any obligation of Sublessee as any nature of prerequisite or precondition to invoking or enforcing the liability of Guarantor under this Guaranty.

         9. Guarantor acknowledges and represents to Sublessor that Sublessee executed the Sublease and Guarantor executed this Guaranty prior to the time that Sublessor executed the Sublease. Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by Guarantor to Sublessor has served as a material inducement to Sublessor to execute and deliver the Sublease. Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by Guarantor, Sublessor would not have executed and delivered the Sublease.

         10. Guarantor agrees that in the event that Sublessee shall become insolvent or shall be adjudicated a bankrupt, or shall file petition for reorganization, rearrangement or other relief under any present or future provisions of the Federal Bankruptcy Code, or if such a petition be filed by creditors of Sublessee, or if Sublessee shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or state law or if a receiver of all or part of its property and assets is appointed by any State or Federal court, no such proceeding or action taken therein shall modify, diminish or in any way affect the liability of Guarantor under this Guaranty and the liability of Guarantor with respect to the Sublease shall be of the same scope as if Guarantor had executed the Sublease as the named subtenant thereunder. No rejection or termination of the Sublease in any of the proceedings referred to in this paragraph shall be effective to release or terminate the continuing liability of Guarantor to Sublessor under this Guaranty with respect to the Sublease for the remainder of the Sublease term stated therein unaffected by any such rejection or termination in said proceedings.

         11. All rights of Guarantor against Sublessee arising by way of subrogation on account of Guarantor's having performed some covenant, duty or obligation of Sublessee under the Sublease shall be subject and subordinate to all of the rights of Sublessor against Sublessee with respect to the Sublease. Guarantor shall not exercise any such right of Guarantor against Sublessee until all of the covenants, duties and obligations of Sublessee under the Sublease shall have been fully performed.

         12. The stated rights of Sublessor under this Guaranty shall be understood as not excluding any other legal or equitable rights of Sublessor against Guarantor not expressly set forth herein, but shall be understood as being cumulative to all such other legal and equitable rights of Sublessor not expressly stated herein.

         13. Whenever this Guaranty is executed by more than one party as Guarantor, all references herein to Guarantor shall refer to each and all of the undersigned parties signing this Guaranty as Guarantor, and the liability of said parties for the performance of the covenants, duties and obligations of Guarantor hereunder shall be joint and several.

         14. Should any portion of this Guaranty ever be held legally invalid or unenforceable, the balance of this Guaranty shall not thereby be affected, but shall remain in full force and effect in accordance with its terms and provisions.

         15. All terms and provisions hereof shall inure to the benefit of the assigns and successors of Sublessor and shall be binding upon the heirs, executors, administrators, successors and assigns of Guarantor.

         16. In any action between the parties seeking enforcement or interpretation of this Guaranty or the Sublease, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable cost and expenses, and a reasonable attorneys' fee as may be fixed by the court having jurisdiction over the matter.

         17. This Guaranty was reviewed by Guarantor, and Guarantor acknowledges and agrees that Guarantor (a) understands fully all of the terms of this Guaranty and the consequences and implications of Guarantor's execution of this Guaranty, and (b) has been afforded an opportunity to have this Guaranty reviewed by, and to discuss the terms, consequences and implications of this Guaranty with, an attorney or such other persons as Guarantor may have desired.

        18. The address for Guarantor prior to the Commencement Date of the Sublease shall be: Lawrence Lacerte, Lacerte Software Corporation, 4835 LBJ Freeway, Suite 1000, Dallas, Texas 75244-6098; and the address of Guarantor after the Commencement Date of the Sublease shall be: Lawrence Lacerte, Lacerte Software Corporation, 13155 Noel Road, Suite 1800, Dallas, Texas 75221.

         EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on this the _____ day of November, 1994.


                                GUARANTOR:


                                ---------------------------------------
                                LAWRENCE LACERTE

                   FIRST AMENDMENT TO OFFICE BUILDING SUBLEASE

         THIS FIRST AMENDMENT TO OFFICE BUILDING SUBLEASE ("FIRST AMENDMENT") is made and entered into effective as of the 24th day of February, 1995 by and among ORYX ENERGY COMPANY, a Delaware corporation ("SUBLESSOR"), LACERTE SOFTWARE CORPORATION, a California corporation ("SUBLESSEE"), and LAWRENCE LACERTE ("GUARANTOR")

                                    Recitals

         A. Sublessor and Sublessee entered into an Office Building Sublease dated as of November 18, 1994 (the "SUBLEASE"), whereby Sublessee subleased from Sublessor approximately 110,161 square feet of Net Rentable Area in the office building known as the Oryx Energy Center, located at 13155 Noel Road, Dallas, Texas (the "BUILDING"). Unless otherwise defined herein, all capitalized Terms used in this First Amendment shall have the same meanings ascribed to them in the Sublease.

         B. All of Sublessee's obligations under the Sublease are guaranteed by Guarantor pursuant to a Guaranty (herein so called) executed and delivered by Guarantor along with the Sublease.

         C. Sublessor and Sublessee now desire to amend the Sublease in accordance with the terms of this First Amendment, and Guarantor is joining herein to evidence its consent and agreement to this First Amendment.

                                   Agreements

         NOW, THEREFORE, for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1. TERM. Paragraph 3 of the Sublease is deleted in its entirety and replaced with the following:

"3. TERM.

         3.1 Term. The term of this Sublease shall begin on the Commencement Date (as defined below), and end at midnight on October 31, 2001 (the "EXPIRATION Date"). The "COMMENCEMENT DATE" shall be the earlier of the date upon which Sublessee first occupies for business purposes any portion of the Subleased Premises or August 1, 1995. Immediately after occupying the Subleased Premises, Sublessee shall execute and deliver to Sublessor a statement prepared by Sublessor confirming the Commencement Date and the Expiration Date.

         3.2 Delivery of Subleased Premises. Sublessee acknowledges that Sublessor presently occupies the Subleased Premises. Sublessor will vacate the Subleased Premises and deliver the same to Sublessee by or before May 1, 1995 (the "DELIVERY DATE"); provided, however, Sublessor shall have the right to delay the Delivery Date until May 31, 1995, but each day of such delay shall constitute a "SUBLESSOR DELAY" (as such term is defined in Exhibit "C" [Construction Agreement] attached to this Sublease). If Sublessor has not vacated the Subleased Premises and delivered the same to Sublessee by May 31, 1995, Sublessee, as its sole and exclusive remedy, shall have the right to terminate this Sublease at any time prior to the vacation and delivery of the Subleased Premises by Sublessor.

         3.3 Commencement of Rent obligations. Rent for the Subleased Premises and the Existing Furniture (as defined in Paragraph 22) shall commence on the Commencement Date."

2. SUBLESSOR DELAYS. Paragraph 8.3 of Exhibit "C" (Construction Agreement) to the Sublease is deleted in its entirety and replaced with the following:

         "8.3 Delays attributable to the failure of Sublessor to vacate and deliver the Subleased Premises by the Delivery Date".

3. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. The first sentence of Paragraph 12.1 of the Sublease is deleted in its entirety and replaced with the following:

         "Sublessee shall not make any alterations, additions or improvements to the Subleased Premises without first obtaining the written consent of Sublessor (which consent shall not be unreasonably withheld) and the written consent of Master Lessor (to the extent Sublessor determines that the consent of Master Lessor is required under the Master Lease)."

4. EXCULPATION. The last sentence of Paragraph 16 is deleted in its entirety.

5. PARKING. Paragraph 19 of the Sublease is deleted in its entirety and replaced with the following:

         "19. PARKING.

                  During the term of this Sublease, Sublessee shall have the right to use 330 parking spaces in the "PARKING FACILITY" (as defined in the Master Lease). Sublessee's parking spaces shall be located in the Parking Facility, with 13 of the parking spaces being underground reserved spaces in locations designated by Sublessor, and 317 of the parking spaces being general unreserved spaces. The parking spaces shall be provided to Sublessee at no charge. Sublessor, at Sublessor's sole cost and expense, shall obtain from Master Lessor access cards for the Parking Facility in an amount reasonably requested by Sublessee for use by its then current employees maintaining offices in the Subleased Premises, but in no event more than 330. Sublessor will cause the access cards to be issued to Sublessee promptly following Sublessee's periodic requests therefor. All such access cards shall remain the property of Master Lessor. Upon termination of this Sublease, Sublessee, shall surrender to Master Lessor all such access cards. Sublessee's use of the spaces in the Parking Facility are subject to all restrictions in the Master Lease. Sublessor will not issue more access cards to its employees and subtenants than the number to which it is entitled under the Master Lease. Sublessee shall have no parking rights under this Sublease or the Master Lease, except as expressly set forth herein."

6. LEASE OF EXISTING FURNITURE. Paragraph 22 of the Sublease is deleted in its entirety and replaced with the following:

         "22. LEASE OF EXISTING FURNITURE.

                  (a) Terms of Furniture Lease. In addition to the Subleased Premises, Sublessor also hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, all of the furniture presently situated in the Subleased Premises (the "EXISTING Furniture"). The Existing Furniture is hereby leased on the same terms and conditions as provided in this Sublease for the subleasing of the Subleased Premises, except that: (a) the term of the lease for the Existing Furniture shall begin on the Commencement Date and end at midnight on the Furniture Lease Expiration Date (hereinafter defined), upon which date Sublessee shall return the Existing Furniture to Sublessor in the same or better condition than the condition in which the Existing Furniture existed on the date on which this Sublease was executed, normal wear and tear excepted; and (b) the monthly rental for the Existing Furniture shall be 1/12th of the product of the number of square feet of Net Rentable Area in the Subleased Premises times $1.00 (ie $9,180.08) (the "FURNITURE Rent").

                  (b) Furniture Lease Expiration Date. On or before September 1, 2000, Sublessor will advise Sublessee of the Furniture Lease Expiration Date. Sublessor's right to possess the Existing Furniture currently expires December 31, 2000. Accordingly, the "FURNITURE LEASE EXPIRATION DATE" shall be either (a) December 31, 2000, or (b) if Sublessor obtains the right to possess the Existing Furniture beyond December 31, 2000 (by reason of Sublessor purchasing the Existing Furniture or extending its lease of the Existing Furniture), the earlier of the Expiration Date, or (ii) the date on which Sublessor's right to possess the Existing Furniture expires. If Sublessor is given the opportunity to purchase the Existing Furniture but elects not to do so, Sublessor will use reasonable efforts to give Sublessee the same purchase opportunity given to Sublessor; provided, however, Sublessor will not be required to incur any costs or liabilities in connection therewith.

                  (c) Payment of Furniture Rent. Each installment of Furniture Rent shall be due on or before the first day of each month during the term of the lease of the Existing Furniture and shall be paid to Sublessor at its address as set forth in Paragraph 24.4 (or as later changed pursuant thereto) without notice, demand, abatement, deduction, diminution, or offset. Monthly installments of Furniture Rent shall be prorated for any period during the term hereof which is less than a full calendar month. The initial installment of Furniture Rent shall be paid upon the Commencement Date.

                  (d) Furniture Inventory. On or before the Delivery Date, Sublessor and Sublessee will prepare an inventory confirming the type, amount and condition of the Existing Furniture. Sublessee acknowledges that it will have thoroughly inspected the Existing Furniture as of the Delivery Date, and that except as agreed by Sublessor and Sublessee in writing as an attachment to the Existing Furniture inventory, the Existing Furniture will be deemed to have been delivered to Sublessee in a first-class condition as of such date."

7. COMMUNICATIONS EQUIPMENT. Paragraph 23 of the Sublease is deleted in its entirety and replaced with the following:

        "23. Communications Equipment.

                  Sublessee shall have the right to contract with a cable company to have cable television services brought into the Building and Subleased Premises, and Sublessor will permit such cable services to be brought into the Building and Subleased Premises provided that Sublessee pays all costs associated therewith, including, without limitation (a) any costs associated with installing the cabling, (b) any costs associated with removing the cabling upon the termination of this Sublease, and (c) any costs associated with maintaining such cable service. if Sublessor or any other occupant of the Building should contract with Sublessee's cable provider to have cable services brought to other portions of the Building, and if such contracting party is serviced by the same cabling equipment paid for by Sublessee, then such party shall pay Sublessee $2,500 as a partial reimbursement of the original costs paid by Sublessee to the cable company for installation costs; provided, however, the aggregate amount of such reimbursements shall not exceed the actual amounts paid by Sublessee to the cable company for the initial cable installation.

8. RIGHT OF FIRST OPPORTUNITY. Clause (b) of Paragraph 2 of Exhibit "D" to the Sublease is deleted in its entirety and replaced with the following:

                  "(b) any space that Sublessor hereafter re-subleases to an existing subtenant of such space (regardless of whether or not such future sublease is entered into pursuant to a right granted in an existing sublease);".

9. SUBLEASE REFERENCES. All references or matters in the Sublease inconsistent with the terms of this First Amendment are hereby revised so as to be consistent with this First Amendment.

10. NO ADDITIONAL MODIFICATIONS. Except as amended hereby, the Sublease remains unchanged and in full force and effect.

         EXECUTED as of the day and year first above written.

                              SUBLESSOR:
                              ----------

                              ORYX ENERGY COMPANY,
                              a Delaware corporation


                              BY: /s/ ROBERT L. KEISER
                                 -----------------------------------
                                 Name: Robert L. Keiser
                                       -----------------------------
                                 Title:  CEO
                                       -----------------------------

                              SUBLESSEE:
                              ----------

                              LACERTE SOFTWARE CORPORATION,
                              a California corporation

                              By: /s/ LAWRENCE LACERTE
                                 -----------------------------------
                                 Name: Lawrence Lacerte
                                       -----------------------------
                                 Title: President - CEO
                                       -----------------------------

                       CONSENT AND AGREEMENT OF GUARANTOR

        For good, valuable, sufficient, and received consideration, and as a material inducement to Sublessor to execute and deliver this First Amendment, Guarantor hereby acknowledges and consents to each and every of the terms and conditions of this First Amendment and, as a further material inducement to Sublessor to execute and deliver this First Amendment, [Guarantor] hereby agrees that each and every one of the terms and conditions of the Guaranty is in full force and effect and unaffected by the terms of this First Amendment. Guarantor hereby covenants and agrees that from and after the date hereof, all of the terms, covenants, provisions, representations and warranties contained in the Guaranty shall extend and apply to all of the obligations of Sublessee under the Sublease, as amended by this First Amendment. Guarantor acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the Guaranty.



                                        GUARANTOR:


                                        /s/ LAWRENCE LACERTE
                                        ------------------------------------
                                        LAWRENCE LACERTE

                  SECOND AMENDMENT TO OFFICE BUILDING SUBLEASE

         THIS SECOND AMENDMENT TO OFFICE BUILDING SUBLEASE ("SECOND AMENDMENT") is made and entered into effective as of the 30th day of March, 1999, by and between KERR-MCGEE CORPORATION, a Delaware corporation ("SUBLESSOR"), LACERTE SOFTWARE CORPORATION, a California corporation ("SUBLESSEE").

                                    Recitals

         A. Sublessor and Sublessee entered into an Office Building Sublease dated as of November 18, 1994 (the "ORIGINAL Sublease"), whereby Sublessee subleased from Sublessor approximately 110,161 square feet of Net Rentable
Area located on floors 18, 19, 20, 21 and 22 of the office building known as the Oryx Energy Center, located at 13155 Noel Road, Dallas, Texas (the "BUILDING").

         B. The Original Sublease was amended pursuant to a certain First Amendment to Office Building Sublease ("FIRST AMENDMENT") dated to be effective as of February 24, 1995. The Original Sublease, together with the First Amendment, are hereinafter referred to collectively as the "SUBLEASE", and unless otherwise defined herein, all capitalized terms used in this Second Amendment shall have the same meanings as ascribed to them in the Sublease. All of Sublessee's obligations under the Original Sublease are guaranteed by Guarantor pursuant to a Guaranty (herein so called) executed and delivered by the Guarantor along with the Original Sublease.

         C. Sublessee now desires to sublease additional rentable area on the second (2nd) floor of the Building and Sublessor is willing to sublease such additional space to Sublessee upon the terms and conditions contained in this Second Amendment.

                                   Agreements

         NOW, THEREFORE, for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1 INCREASE IN NET RENTABLE Area. The number of square feet of Net Rentable Area contained in the Subleased Premises is hereby amended and increased by 21,030 square feet of Net Rentable Area (the "ADDITIONAL SPACE"). Accordingly, the Net Rentable Area in the Subleased Premises is increased from 110,161 square feet to 131,191 square feet. The Additional Space constitutes all of the Net Rentable Area on the 2nd floor of the Building, and by the terms of this Second Amendment, becomes a part of the Subleased Premises. Except as expressly provided in this Second Amendment, the Additional Space shall be subject to all the terms and conditions of the Sublease.

2. ADDITIONAL SPACE COMMENCEMENT DATE AND TERM. The Additional Space Commencement Date (herein so called) shall be the later of June 1, 1999 or 21 days following delivery of the Additional Space. The Expiration Date of the Term of the Sublease, as it relates to the Additional Space, shall be October 31, 2001.

3. DELIVERY OF ADDITIONAL SPACE. The Additional Space shall be delivered to Sublessee after April 5, 1999 and not later than May 10, 1999. If the Additional Space has not been delivered by May 10, 1999, Sublessee shall have the right to terminate this Second Amendment by providing written notice to Sublessor. The Additional Space shall be delivered to Sublessee in its "as-is" condition, and Sublessor shall have no obligation whatsoever to provide any allowance or perform any work on the Additional Space prior to delivery thereof to Sublessee, and Sublessee, by its execution of this Second Amendment, accepts the Additional Space in such condition and on such terms.

4. RENT ADJUSTMENT. From and after the Additional Space Commencement Date, the Base Rent reflected in Paragraph 4.1 of the Sublease is amended and increased to reflect the Base Rent attributable to the Additional Space (i.e., by $43,812.50 per month).

5. OPERATING EXPENSES ADJUSTMENT. From and after the Additional Space Commencement Date, Sublessee's Percentage Share of Excess Operating Expenses reflected in Paragraph 5 of the Sublease is amended and increased to reflect the increase in Net Rentable Area as a result of the inclusion of the Additional Space; provided, however, in determining Sublessee's Percentage Share of Excess Operating Expenses as it relates to the Additional Space, the Base Year shall be defined to mean the calendar year 1999.

6. PARKING. In addition to the 330 parking spaces currently assigned to Sublessee which shall not be disturbed or recinded, Paragraph 19 of the Sublease is hereby amended to provide that Sublessee shall have the right to use up to an additional sixty-three (63) parking spaces at no charge in the Parking Facility. Additionally, Sublessee shall have the right to use up to fifty (50) parking spaces in the Parking Facility on a month-to-month, as-available basis, as determined by Sublessor, at $40.00 per space per month. The parking spaces provided to Sublessee in the Parking Facility shall be general unreserved spaces. Sublessee's use of the additional parking spaces in the Parking Facility is subject to all restrictions in the Master Lease. Sublessee shall have no parking rights under the Sublease or the Master Lease except as expressly set forth herein and in the Sublease.

7. LEASE OF EXISTING FURNITURE. Paragraph 22 of the Sublease is hereby amended to (a) include the Existing Furniture in the Additional Space to the terms and provisions thereof, and (b) increase the monthly Furniture Rent by $1,752.50 (i.e., one-twelfth [1/12th] of the product of the number of square feet of Net Rentable Area in the Additional Space times $1.00) so that the total Furniture Rent pursuant to the terms of Paragraph 22 shall be $10,932.58.

8. SUBLEASE REFERENCES. All references or matters in the Sublease inconsistent with the terms of this Second Amendment are hereby revised so as to be consistent with this Second Amendment.

9. NO ADDITIONAL MODIFICATIONS. Except as amended hereby, the Sublease remains unchanged and in full force and effect, and by their execution hereof, Sublessor and Sublessee ratify and confirm all of terms and provisions thereof.


SECOND AMENDMENT TO OFFICE BUILDING SUBLEASE - Page 2

         EXECUTED as of the day and year first above written.

                              SUBLESSOR:

                              KERR-MCGEE CORPORATION,
                              a Delaware corporation

                              By:
                                    /s/ JEAN B. WALLACE
                                 -----------------------------------------
                                 Printed Name: Jean B. Wallace
                                               ---------------------------
                                 Title:  Vice President Administration
                                        ----------------------------------


                              SUBLESSEE:

                              LACERTE SOFTWARE CORPORATION,
                              a California operation

                              By:
                                   /s/ RANDALL C. ZELLER
                                 -----------------------------------------
                                 Printed Name:  Randall C. Zeller
                                               ---------------------------
                                 Title:  President
                                        ----------------------------------


SECOND AMENDMENT TO OFFICE BUILDING SUBLEASE - PAGE 3